Exhibit (c)(4)

HIGHLY CONFIDENTIAL Preliminary Working Draft Project E-4 DISCUSSION MATERIALS 5 MARCH 2021 CONFIDENTIAL

HIGHLY CONFIDENTIAL Preliminary Working Draft The information herein has been prepared by Lazard based upon information supplied by Peak or Mountain, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Peak or Mountain and/or certain statements, estimates and forecasts provided by Peak or Mountain with respect to the anticipated future performance of Peak. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Peak, Mountain or any other entity, or concerning solvency or fair value of Peak, Mountain or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Peak and Mountain. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise, and is subject to change. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard except to the extent specifically set forth in the engagement letter entered into by Lazard and the Special Committee of the Board of Directors of the general partner of Peak (the “Special Committee”); provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as independent financial advisor to the Special Committee, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. Lazard is not providing an opinion as to the relative merits of a transaction with Mountain as compared to any other transaction or business strategy in which Peak might engage or the merits of the underlying decision by Peak to engage in a transaction with Mountain. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient’s own judgment. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in the engagement agreement that has been entered into by Lazard and the Special Committee. Since these materials were prepared for use in the context of a presentation to the Special Committee, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by us. The information herein must be considered as a whole. Selecting portions of the analyses or other factors considered, without considering all factors and analyses together, could create an incomplete view of the analysis contained herein. We undertake no obligation to update or otherwise revise these materials and the information contained herein. The analysis herein is preliminary and should not be construed as a formal valuation of Peak or any of its securities or assets or a fairness opinion with respect to any transaction. The information herein is for discussion purposes only. Disclaimer PROJECT E- 4 CONFIDENTIAL

HIGHLY CONFIDENTIAL Preliminary Working Draft Table of Contents PROJECT E- 4 CONFIDENTIAL I EXECUTIVE SUMMARY 1 II PEAK OVERVIEW 4 III PEER SELECTION OVERVIEW 9 IV MANAGEMENT PROJECTIONS 14 V PRELIMINARY PEAK FINANCIAL ANALYSIS 19 A Corporate 20 B Core Office 25 C Core Retail 33 APPENDIX

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL I Executive Summary PROJECT E- 4

HIGHLY CONFIDENTIAL Preliminary Working Draft I EXECUTIVE SUMMARY PROJECT E- 4 The Special Committee of the Board of Directors of the general partner of Peak (the “Special Committee”) is evaluating a proposal made by Mountain to acquire all of the outstanding limited partnership units of Peak not currently owned by Mountain (~358.1MM units or ~38.3% of Peak’s outstanding units) • On January 3, 2021 Mountain delivered a non-binding proposal to Peak, which was subsequently publicly announced on January 4, 2021, describing the initial terms of a proposed minority buy-in transaction − Election to receive, per Peak unit, either $[16.50] in cash, [0.40] Class A Mountain shares, or 0.66 newly-issued preferred units with liquidation preference of $25 per unit, subject to pro-ration − Pro-ration based on maximum cash consideration of $[2.95]Bn ([50]% of consideration), maximum of [59.5]MM Mountain shares ([42]% of consideration), and maximum of $[500]MM of Peak preferred units ([8]% of consideration), provided that if elections received in excess of $[500]MM Peak preferred units, Peak preferred units can increase to maximum of $[1.0]Bn, offset by decrease in max Mountain shares − At $16.50 per unit, the cash offer price represented a 14.0% premium to Peak’s unaffected closing price of $14.47 on 12/31/20 • Peak is Mountain’s primary public vehicle for making investments across all strategies in real estate globally − In addition to owning an ~61.7% economic interest in Peak, Mountain is also the external manager of Peak pursuant to a perpetual Master Services Agreement (i.e., not terminable at will) and a lender to Peak • Peak’s Board of Directors formed the Special Committee, retained Canadian, U.S., and Bermuda legal counsel and engaged Lazard as its financial advisor • Lazard was provided access to Peak’s management teams to conduct due diligence on the company, including evaluating management’s financial projections for Peak’s business and assets • Since announcement of the initial proposal, both Peak’s unit and Mountain’s share trading prices have increased; the offer now implies a blended $16.62 price per unit (assuming full pro-ration) relative to Peak’s current market price of $17.27 per unit as of 3/2/21 • The materials herein are preliminary in nature and present draft financial analyses of ranges of value for Peak units under various methodologies Source: FactSet and SNL Financial as of 03/02/21 Note: Unless otherwise indicated through the following materials, i) all cash flows are presented at Peak share, ii) Peak financials, IFRS values, and unit counts are all as of 12/31/20, and iii) all values are presented in USD. Executive Summary: Situation Overview 1

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 | EXECUTIVE SUMMARY

Executive Summary: Transaction Overview

Summary Overview

- **Mountain proposed to acquire 100% of the publicly-traded LP units of Peak that it does not already own (~358.1M units, or ~38% of Peak) for a price of $[16.50] per Unit**
  - Mountain's offer price implies an equity value of $[10.2]Bn for its [61.7%] economic interest in Peak, or ~[16]% of Mountain's current equity market capitalization of ~$[65]Bn
  - Current economic interest in Peak represents ~[49]% of Mountain's book value of common equity on an IFRS basis as of 12/31/20
- **$[5.9]Bn total value of consideration as of offer date, subject to proration and comprised of:**
  - [50]% Cash
    - Offer value of $[16.50] per unit
    - Maximum of $[2.95]Bn
  - [42]% Mountain Class A shares
    - [0.40] exchange ratio; maximum of [59.5]MM shares
    - Represents <[4]% of Mountain's current equity market capitalization
  - [8]% New-issue preferred units
    - [0.66] exchange ratio; $[25] liquidation preference; [_]% coupon
    - Maximum value of $[500]MM
- **If unitholders collectively elect to receive >$[500]MM in preferred units, the amount of preferred units can increase to a maximum of $[1.0]Bn, offset against a decrease in the maximum amount of Mountain shares (the maximum amount of cash consideration would not be affected)**
- **Unitholder vote would require approval of at least 2/3 of voting unitholders and a majority of the minority units that are voted to approve the transaction**
- **Distributions would continue to be paid until closing**
  - Unitholders to receive two quarterly dividends of $0.3325 between 12/31/20 valuation date and projected closing in June/July 2021 at a ~130% payout ratio

Implied Peak Offer ($MM)

US$ in MM except per unit amounts, presented at share

			Mountain Offer	
			Initial Pricing 12/31/20	Current Pricing 03/02/21
Cash Consideration per Unit			$8.25	$8.25
Mountain Stock Consideration (0.40 Exch. Ratio) per Unit			6.86	6.99
Preferred Unit Consideration (0.66 Exch. Ratio) per Unit (a)			1.39	1.39
Blended Consideration per Unit			**$16.50**	**$16.62**
Fully-Diluted Units (MM) (b)			**1,006.1**	**1,006.1**
Implied Market Capitalization @ Mountain Offer			**$16,601**	**$16,724**
Corporate & Asset-Level Debt			51,356	51,356
Capital Securities & Preferred Equity (c)			3,544	3,544
(-) Cash & Equivalents			(1,733)	(1,733)
Net Debt + Preferred @ Share			**$53,167**	**$53,167**
NCIs			312	312
Total Enterprise Value			**$70,080**	**$70,203**
(-) Development @ Book Value			(3,729)	(3,729)
Other Tangible (Assets) & Liabilities, Net (d)			(1,913)	(1,913)
Value of Operating Real Estate			**$64,438**	**$64,561**
Summary Trading Metrics				
Implied Prem. / (Disc.) to NASDAQ Unit Price:		Amount		
As of Current Date	03/02/21	$17.27	(4.5%)	(3.7%)
As of Unaffected Date	12/31/20	14.47	14.0%	14.9%
Pre-COVID Date	02/21/20	18.67	(11.6%)	(11.0%)
52-Week High (Unaffected)	01/21/20	19.99	(17.5%)	(16.8%)
52-Week Low (Unaffected)	03/23/20	7.25	127.6%	129.3%
Select Unaffected VWAP Observations:				
10-Day VWAP		$14.92	10.6%	11.4%
30-Day VWAP		15.48	6.6%	7.4%
Wall Street Consensus NAV		20.37	(19.0%)	(18.4%)
IFRS NAV		26.65	(38.1%)	(37.6%)
Implied Multiples on Offer Price:		Cons. / Mgmt.		
2021E FFO per Unit (e)		$1.11 / $0.89	14.8x / 18.5x	14.9x / 18.7x
2021E AFFO per Unit (f)		$0.70 / $0.62	23.4x / 26.7x	23.6x / 26.9x
Implied Cap Rate:		Mgmt.		
2019A Recurring Cash NOI at Share (g)		$3,574	5.5%	5.5%
2021E Recurring Cash NOI at Share (g)		3,136	4.9%	4.9%
2022E Recurring Cash NOI at Share (g)		3,456	5.4%	5.4%

Source: Peak 5-year business plan, Peak public filings, FactSet, Wall Street research and SNL Financial as of 03/02/21.
(a) Preferred units with par value of $25.00.
(b) Management-provided fully-diluted unit count as of 12/31/20 which assumes conversion of QIA mandatorily-convertible preferred shares into 70.1M LP Units.
(c) Capital securities adjusted for $1.7Bn of QIA mandatorily-convertible preferred shares which are included in the fully-diluted unit count on an as-converted basis.
(d) Includes $597M of Core Office condo inventory which is excluded from net other assets in DCF analyses as a result of these condos being sold during the forecast period.
(e) Management FFO and AFFO adjusted for preferred dividends, carrying costs for QIA preferred securities, and non-recurring condo sale proceeds.
(f) Management AFFO is equal to Management FFO less sustaining capital expenditures.
(g) Recurring Cash NOI excludes condo sale proceeds, lease termination income, straight-line / free rent adjustments, and other non-cash adjustments.

LAZARD 2

HIGHLY CONFIDENTIAL Preliminary Working Draft $17.27 $17.25 0 10 20 30 40 $12 $14 $16 $18 $20 Dec-20 Jan-21 Jan-21 Feb-21 Feb-21 0 10 20 30 40 $5 $10 $15 $20 $25 $30 Nov-17 May-18 Nov-18 May-19 Nov-19 May-20 Nov-20 03/27/18: GGP agrees to be acquired after Brookfield raises the headline price of its offer from $23 to $23.50 November 2018: Investor Consortium abandons the potential takeover bid for Intu, reportedly due to Brexit concerns 07/02/20: Peak Announces Substantial Issuer Bid to Acquire Up to 74M Units 08/28/18: Closing of GGP Acquisition 02/27/19: $500 Million Substantial Issuer Bid 09/09/20: Simon Property Group and Mountain agree to purchase JCPenney out of bankruptcy 10/04/18: Peak announced it was in the preliminary stages of considering purchasing Intu with a consortium of other investors February 2020: Beginning of COVID-19 Pandemic 01/04/21: Mountain makes public offer to acquire all units it does not currently own for $16.50 per unit I EXECUTIVE SUMMARY PROJECT E- 4 Peak traded down to a 3-year low on 03/23/20, is up ~1% versus one year ago, and traded up ~19% since the deal's announcement PEAK COMMON UNIT PRICE SINCE GGP ACQUISITION Peak Unit Price Volume (MM) Transactions News Industry News Operations / Capital Allocation G H C D F A B E Peak Recent Unit Price Performance PEAK COMMON UNIT PRICE SINCE DEAL ANNOUNCEMENT Peak Unit Price Volume (MM) Volume Offer Price Trading Price – Peak Trading Price - Peak.UT ($USD) I B F G H A E I C D Source: FactSet and SNL Financial as of 03/02/21. 3

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL II Peak Overview PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 | II PEAK OVERVIEW

Company Overview

Peak is a Bermuda-domiciled and TSX/NASDAQ-listed real estate entity, with securities registered with the U.S. Securities Exchange Commission. It is majority owned (~61.7%) by Mountain; other significant holders include RBC Asset Management (~4.0%) and Manulife Investment Management (2.6%)

- **Peak is Mountain's primary public vehicle for making investments across all real estate strategies and specializes in the acquisition, owning and operating of high-quality property assets globally, with a main focus on core office and core retail properties**
- **As of 12/31/2020 on a proportionate basis, Peak had a total of ~$88Bn of IFRS gross asset value with total unitholder book equity of ~$25Bn**
  - Peak generated 2020 full-year cash NOI of $3,074MM on total property-related revenues of $5,254MM
  - Q4 2020 quarterly distribution per unit was $0.3325, resulting in full-year distributions of $1.33 per unit representing a payout ratio of ~137%

Peak Portfolio Summary & Investment Strategy

- **Peak's diversified investment strategy focuses on generating stable cash flows from its core office and retail portfolios (~85% of Peak's balance sheet), supplemented by LP investments in opportunistic strategies (~15% of Peak's balance sheet)**

Core Office	135 office properties totaling over 96MM SF in gateway markets globally, as well as ~8MM SF of core office and multifamily development projects currently underway; targets core-plus returns
Core Retail	122 best-in-class retail properties totaling over 120MM SF throughout the United States, including 109 regional malls, 10 urban properties and 3 lifestyle centers; targets core-plus returns
LP Investments	LP investments strategy invests in mispriced portfolios and/or assets with value-add or operational upside across the full spectrum of asset classes; targets opportunistic-level returns

Gross Asset Value Contribution (a)

Peak by Business Line


LP Inv.
13%
Core Office
45%
Core Retail
42%

Peak by Geography


Australia
4%
Other
2%
Canada
8%
London
11%
US
75%

Core Office by Market


Other Global
4%
Australia
9%
Other US
12%
Northeast
38%
Canada
15%
London
22%

Core Retail by Mall Grade


Q Co.
6%
Street Retail
7%
B+ to C-
14%
A++ / A+
33%
A / A-
40%

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street and SNL Financial as of 03/02/21.
(a) Breakout by geography only includes core office and retail portfolios; excludes LP investments.

LAZARD

4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 II PEAK OVERVIEW

Core Office Portfolio Overview

Peak's core office portfolio consists of 135 office properties in gateway markets globally including New York, Washington DC, Los Angeles, Houston, Denver, San Francisco, Toronto, Calgary, Ottawa, Sydney, Melbourne, Perth, Brisbane, London, Berlin, Dubai, Sao Paulo & Rio

- **Total IFRS gross asset value of $35.7Bn as of 12/31/20; total implied net asset value of $17.2Bn**

Summary of Top 10 Assets by GAV

Asset	GAV	% of Total	2021B NOI	Proport. SF (000s)	% Occ. at 12/31/20
100 Bishopsgate, London	$2,106	5.9%	$29.9	964	89.8%
225 Liberty Street, NYC	1,198	3.4%	56.5	1,870	92.3%
300 Madison Avenue, NYC	1,126	3.1%	39.1	1,148	100.0%
Brookfield Place, Toronto	1,063	3.0%	38.6	1,407	94.6%
One Manhattan West, NYC	1,057	3.0%	45.9	854	93.8%
Five Manhattan West, NYC	982	2.7%	38.0	707	98.0%
Brookfield Place, Perth	933	2.6%	52.2	1,064	98.6%
250 Vesey Street, NYC	882	2.5%	50.6	1,415	100.0%
200 Liberty Street, NYC	778	2.2%	25.0	1,262	92.0%
Grace Building, NYC	761	2.1%	29.9	495	94.9%
Total	$10,886	30.5%	$405.6	11,186	94.8%

Summary of Top 10 Tenants by SF Exposure

Tenant	Primary Location	Credit Rating (a)	Year of Expiry (b)	Total Sq Ft (000s)	Expsosure % (c)
Gov't and Gov't Agencies	Various	AA+/AAA	2028	6,426	8.2%
Morgan Stanley	NY/London	A	2029	2,097	2.7%
Barclays	Lon/Tor/Calg	BBB	2033	1,644	2.1%
CIBC World Markets (d)	Calg/Tor/NY	AA	2035	1,445	1.8%
Suncor Energy Inc.	Calgary	BBB+	2028	1,394	1.8%
Bank of Montreal	Calg/Tor	AA	2043	1,161	1.5%
EY	Various	Not Rated	2037	1,063	1.4%
Cenovus	Calgary	BB	2040	1,022	1.3%
Royal Bank of Canada	Various	AA-	2035	997	1.3%
Deloitte	Various	Not Rated	2032	995	1.3%
Total				18,244	23.4%

Key Operational Metrics

Operational Metrics	FY 2020A
Operating Margin	60.0%
Same Property Growth	(2.9%)
Occupancy	89.8%
Same Property Occupancy	90.9%
Leased SF (000s)	37,703
Weighted Average Lease Term	8.2 Years
In-Place Net Rents (per SF)	$38.37
Average Market Net Rents (per SF)	$38.70

Lease Expiration Schedule

	2021		2022		2023		2024		2025	
Segment	% of Total	Net Rent ($)	% of Total	Net Rent ($)	% of Total	Net Rent ($)	% of Total	Net Rent ($)	% of Total	Net Rent ($)
Northeast US	1.9%	30	0.8%	32	2.3%	33	0.8%	36	1.2%	40
London	0.2%	62	0.3%	70	0.5%	59	0.6%	78	0.5%	67
Canada	0.7%	27	1.6%	24	0.7%	27	1.3%	27	2.4%	29
Other US	1.0%	27	2.6%	28	2.5%	28	1.5%	31	1.3%	33
Australia	-	-	0.9%	54	0.7%	57	0.2%	60	0.9%	53
Other Global	0.0%	28	0.1%	33	0.1%	31	0.1%	35	0.5%	58

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21.*
(a) From Standard & Poor's Rating Services, Moody's Investment Services, Inc. or DBRS Limited.
(b) Reflects year of maturity related to lease(s) and is calculated based on a weighted average basis based on square feet where applicable.
(c) Prior to considering partnership interests in partially-owned properties.
(d) CIBC World Markets leases 1.1 million square feet at 300 Madison Avenue in New York, of which they sublease 940,000 square feet to PricewaterhouseCoopers LLP and 100,000 square feet to Sumitomo Corporation of America.

LAZARD 5

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 II PEAK OVERVIEW

Core Retail Portfolio Overview

Peak's core retail portfolio consists of 121 mall and other retail properties throughout the Unites States

- **Total IFRS gross asset value of $33.3Bn as of 12/31/20; total implied net asset value of $12.2Bn**

Summary of Top 10 Assets by GAV

Asset	GAV	% of Total	2021B NOI	Proport. SF (000s)	GSA Grade
Ala Moana Center, HI	$2,485	7.5%	$82.3	1,195	A++
730 Fifth Avenue, NY	1,190	3.6%	27.5	67	Urban
Park Meadows, CO	1,183	3.6%	46.2	661	A+
Fashion Show, NV	1,110	3.3%	37.9	504	A++
Willowbrook, NJ	869	2.6%	31.0	626	A
Staten Island Mall, NY	830	2.5%	31.4	891	A-
North Star Mall, TX	824	2.5%	31.8	652	A
Tysons Galleria, VA	822	2.5%	25.0	500	A
Grand Canal Shoppes, NV	811	2.4%	27.2	310	A+
Oakbrook Center, IL	796	2.4%	27.5	829	A++
Total	$10,921	32.8%	$367.6	6,235	

Summary of Top 10 Tenants by Exposure

Tenant	Primary Brands	Expsosure % (a)
L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK	4.3%
Foot Locker, Inc	Footlocker, Champs, Footaction, House of Hoops	3.1%
LVMH	Louis Vuitton, Sephora, Fendi, Bulgari, Dior, Tag Heu.	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.3%
American Eagle Outfitters	American Eagle Outfitters, Aerie	1.9%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.8%
Express, Inc	Express, Express Men, Express Factory	1.6%
H&M Hennes & Mauritz	H&M, COS	1.4%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.4%
Abercrombie & Fitch	Abercrombie, Abercrombie & Fitch, Hollister	1.4%
Total		22.1%

Key Operational Metrics

Operational Metrics	FY 2020A
Operating Margin	68.0%
Same Property Growth	(15.1%)
Same Property Leased	92.5%
Same Property Occupancy	92.1%
Same Property Permanent Occupancy	87.6%
2020A Total Leases Signed (SF 000s)	6,270
2020A Leases Signed Avg. Term (Years)	8.2
2020A Leases Signed Avg. Rent PSF	$50.78

Lease Expiration Schedule

Lease Expirations as of 12/31/20	Expiring GLA @ 100% (000s)	Expiring Rent ($MMs)	% of Total	Expiring Rent PSF
Specialty leasing	2,564	$37	1.3%	$14.40
2020	5,461	303	10.3%	55.44
2021	7,011	341	11.6%	48.63
2022	6,217	341	11.6%	54.78
2023	7,043	350	11.9%	49.65
2024	4,940	356	12.1%	71.99
2025	4,236	299	10.2%	70.57
21-'25 Total / Wtd. Avg.	29,447	$1,686	57.5%	$57.25

LAZARD

Source: Peak 5-year business plan, Peak filings, and Green Street as of 03/02/21.
(a) Percent of minimum rents, tenant recoveries and other.

6

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4

II PEAK OVERVIEW

Capital Structure Overview

PEAK SUMMARY CAPITALIZATION

Item	Balance Outstanding (12/31/20)	Debt / LTM EBITDA	Interest / Dividend Rate	% Floating	Est. Annual Interest	Average Term
Asset-Level Debt						
Core Office Portfolio	$18,541		3.00%	36.0%	$556	5.0 Years
Core Retail Portfolio	21,138		3.84%	31.7%	812	3.4 Years
LP Investments Portfolio	7,630		4.10%	58.1%	313	4.8 Years
Total Asset-Level Debt	**$47,309**	**16.0x**	**3.55%**	**37.6%**	**$1,681**	**4.3 Years**
Corporate-Level Debt						
Peak Credit Facilities	$1,357		1.75%	n/a	$24	n/a
Peak Corporate Bonds	1,890		4.14%	n/a	78	n/a
Deposit & Promissory Note from Mountain (a)	755		1.39%	n/a	10	n/a
Deposit & Promissory Note from Mountain-Managed Fund (a)	45		1.39%	n/a	1	n/a
Total Corporate-Level Debt	**$4,047**	**1.4x**	**2.80%**	**53.3%**	**$113**	**3.5 Years**
Total Debt	**$51,356**	**17.3x**	**3.49%**	**38.9%**	**$1,794**	**4.2 Years**
Capital Securities and Preferred Equity						
Capital Securities, Adjusted (b)	$205		6.33%	n/a	$13	
Preferred Equity	3,339		5.30%	n/a	177	
Total Capital Securities and Preferred Equity	**$3,544**	**1.2x**	**5.36%**	**n/a**	**$190**	
Total Debt, Capital Securities and Pref.	**$54,900**	**18.5x**	**3.61%**	**n/a**	**$1,984**	
Common Equity						
Fully-Diluted Shares Outstanding (MMs)	1,006.10					
Mountain Offer Price	$16.50					
Total Market Capitalization	**$16,601**					
Total Capitalization	**$71,501**					

Available Liquidity	
Cash & Cash Equivalents	$1,733
Credit Facilities Availability (c)	2,974
Construction Facilities Availability (c)	1,445
Total Liquidity	**$6,152**

Credit Statistics (LTM)	
Net Debt / LTM EBITDA	17.9x
Net Secured Debt / LTM EBITDA	15.4x
LTM EBITDA / Total Interest	1.6x
LTM EBITDA / (Interest + Pref Divs.)	1.5x
(LTM EBITDA - Capex) / Interest	1.1x

Memo Items	
LTM EBITDA	$2,964
LTM Capex	959
Annual Interest	1,807
Int. + Pref Divs.	1,984

Source: *Peak 5-year business plan, Peak filings, FactSet, and SNL Financial as of 03/02/21.*
(a) Information received from Company management via diligence correspondence.
(b) Capital securities adjusted for $1.7Bn of QIA mandatorily-convertible preferred shares which are included in the fully-diluted unit count on an as-converted basis.
(c) Numbers as of Q3 Company filings, which Company management stated have not changed since via diligence correspondence.

LAZARD

7

HIGHLY CONFIDENTIAL Preliminary Working Draft Simplified Corporate Structure Summary II PEAK OVERVIEW PROJECT E- 4 Brookfield Asset Management Inc. (Ontario) TSX: BAM.A | NYSE: BAM Brookfield Property Partners L.P. (Bermuda) Brookfield Property L.P. (Bermuda) Brookfield BPY Holdings Inc. (Ontario) Brookfield Property REIT Inc. (Delaware) BNYC REIT II LLC (Delaware) Brookfield Property Split Corp. (British Columbia) Brookfield Office Properties Exchange L.P. (Ontario) Brookfield Office Properties Inc. (Canada) Public TSX: BPY.UN Public NASDAQ: BPY (Exchangeable) Core Retail Exchangeable L.P. Units Remaining Core Office NYC Office Properties LP Investments Entity Key Public Common Equity Public Preferred Issuer Corporate Debt Issuer Mountain is a 61.7% economic equity owner and the external manager of Peak and its subsidiaries Source: Provided by Management Note: Owns 100% of GP of Peak 8

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL III Peer Selection Overview PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4

III PEER SELECTION OVERVIEW

Selection of Comparable Companies – US

	Company	Relevant Business Description
Core Office	Boston Properties	▪ One of the largest owners, managers and developers of Class A office properties in the United States, with a significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, DC.
	Vornado Realty Trust	▪ Concentration of premier assets and a focused strategy of growing its position in New York City office and Manhattan high street retail with additional assets in both Chicago and San Francisco
	Kilroy Realty Corporation	▪ Owner of ~14MM Sq. Ft., consisting primarily of Class A properties in the coastal regions of Greater Los Angeles, San Diego County, the San Francisco Bay Area and Greater Seattle
	Douglas Emmett	▪ Own an average of 41% of the Class A office space (weighted by Sq. Ft.) in LA Submarkets and 28% of the Central Business District Class A office space in Honolulu
	SL Green Realty Corp.	▪ Manhattan's largest office landlord holding interests in 93 buildings totaling 40.6MM Sq. Ft. with a focus on acquiring, managing and maximizing value of Manhattan commercial properties
	Hudson Pacific Properties	▪ Owner of ~19MM Sq. Ft. portfolio of creative office, studio properties and land in the West Coast with core markets in Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver.
	Paramount Group, Inc.	▪ Owner of 13.9MM Sq. Ft. of real estate with a focus on Class A office properties in Manhattan and San Francisco
	JBG Smith	▪ Owner of 20.8MM Sq. Ft. of high-quality office, multifamily and retail assets, in Washington, DC
Core Retail	Simon	▪ Owner of premier shopping, dining, entertainment and mixed-use destinations across North America, Europe and Asia with ~80% concentration in U.S Malls and Premium outlets
	Macerich	▪ 50MM Sq. Ft. of real estate consisting primarily of interests in 47 regional shopping centers with a significant presence in the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor

LAZARD

9

Source: Public filings, FactSet, Green Street, and SNL Financial as of 03/02/21.

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 | III PEER SELECTION OVERVIEW

Selection of Comparable Companies – Non-US

Selection of Comparable Companies – Non-US		
	Company	Relevant Business Description
Core Office	alstria First German REIT	▪ Premier German office REIT with high concentration of assets in major German office centers ▪ 110 high-quality commercial properties with a total lettable area of 1.4MM Sq. Meters
	DERWENT LONDON	▪ Office REIT with 98% of properties located in central London, total portfolio of 5.6MM Sq. Ft. ▪ Predominantly high-quality office portfolio with small retail and leisure investments often as components of office properties
	GREAT PORTLAND ESTATES	▪ London-focused REIT with 71% concentration in high-quality office properties, 23% in retail and 6% in residential ▪ 100% of properties located in central London with 82% in the West End
	CLS Holdings plc	▪ European REIT with ~6.7 Sq. Ft in lettable space and a 91% concentration in high-quality office properties, 5%% in student and the remaining holdings in retail and hotel properties ▪ 50% UK, 15% France and 35% in Germany of property value by geography
	dream office REIT	▪ Office REIT with 27 properties, with 86% located in Downtown Toronto ▪ Focused on owning, leasing and managing well-located, high-quality office properties
	DEXUS	▪ Largest owner and manager of office properties in Australia with 17.2MM Sq. Ft. of Gross Lettable Area across 30 office properties ▪ ~84% portfolio concentration in Office by value with the remaining interest in industrial properties
	ALLIED	▪ Large concentration of assets in Toronto and Montreal with total portfolio of 14MM Sq. Ft. ▪ ~73% portfolio concentration in office by NOI, ~16% in data centers and the reaming concentrations in retail and parking

LAZARD 10

Source: Public filings, FactSet, Green Street, and SNL Financial as of 03/02/21.

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4

III PEER SELECTION OVERVIEW

Core Office Selected Comparable Company Benchmarking – US

Office Selected Comparable Companies - US Benchmarking

(in US $MM's except Sq. Ft and PSF)	PEAK	Boston Properties	VORNADO	KILROY REALTY CORPORATION	Douglas Emmett	SL GREEN REALTY CORP.	HUDSON PACIFIC PROPERTIES	PARAMOUNT GROUP, INC.	JBG SMITH
Portfolio Sq. Ft	42.4	51.2	19.0	14.6	18.2	23.4	11.9	9.0	11.1
Occupancy (a)	89.8%	90.1%	93.4%	91.2%	87.4%	93.4%	91.5%	95.0%	87.7%

Top 5 Markets (by % NOI)


Northeast
London
Canada
Other U.S
Australia
Other Global

Portfolio Mix (by % NOI)


Office
Other

	PEAK	Boston Properties	VORNADO	KILROY REALTY CORPORATION	Douglas Emmett	SL GREEN REALTY CORP.	HUDSON PACIFIC PROPERTIES	PARAMOUNT GROUP, INC.	JBG SMITH
Average Base Rent PSF (b)	$39	$73	$79	$54	$46	n/a	$51	$81	$45
Q4 NOI Margin, at Share (c)	66%	61%	66%	71%	63%	54%	62%	58%	58%
Development Pipeline	3,729	2,814	2,275	2,320	256	3,127	447	n/a	760
Capex as % of NOI (d)	6.1%	7.2%	9.7%	8.7%	24.9%	9.2%	17.9%	5.4%	n/a
% Sq. Ft. of Leases Expiring within 3 Years (e)	15%	19%	17%	20%	43%	24%	33%	24%	31%
SSNOI Growth 20'-21' (Peers per GSA)	5.0%	4.5%	2.1%	3.0%	5.5%	(0.3%)	5.5%	(2.6%)	3.7%
SSNOI Growth 21'-22' (Peers per GSA)	8.0%	4.0%	0.7%	2.3%	1.9%	(0.3%)	1.3%	1.3%	0.3%

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21.
Note: Unless otherwise mentioned figures represent only Office portfolio holdings.
(a) SLG's Office occupancy represents only Same-Store Office Properties
(b) SLG's Average base rent represents contractual cash rent of entire portfolio. Peak figures represent net rent, not base rent.
(c) VNO's operating margin represents the NOI margin of the entire company.
(d) DEI and HPP capex include TI's and non-capitalized leasing expenses. Peak's figures represent 2021B estimates.
(e) VNO's expiring leases represent its entire portfolio.

LAZARD
11

HIGHLY CONFIDENTIAL Preliminary Working Draft (in US $MM's except Sq. Ft and PSF) Portfolio Sq. Ft 42.4 15.4 5.6 6.7 5.5 17.2 14.0 2.6 Occupancy (a) 89.8% 92.4% 98.7% 94.8% 88.0% 96.0% 92.1% 98.0% Primary Markets (by % NRI) Portfolio Mix (by % NRI) (b) NRI Margin 66% 72% 73% 79% 54% 76% 56% 79% Development Pipeline 3,729 n/a 865 109 47 127 708 791 Core Office Selected Comparable Company Benchmarking – Non-US III PEER SELECTION OVERVIEW PROJECT E- 4 OFFICE SELECTED COMPARABLE COMPANIES – NON-US BENCHMARKING Office Other Northeast London / UK Canada Other U.S Australia Other Global PEAK Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21. Note: DLN, CLS, Dexus and GPOR report on a semi-annual schedule. Peak, AOX, D.UT and AP.UT report quarterly. (a) GPOR, AOX, CLS Occupancy represents 1- Vacancy rate. Vacancy Rate = Estimated Rental Value of unoccupied space / Estimated rental value of the entire portfolio. (b) Peak figures represent percentage by NOI, not NRI. GPOR figures represent contribution by real estate valuation. (c) DLN rent is “topped-up” for free rent expiries. GPOR rent represents average for the entire portfolio. 12

HIGHLY CONFIDENTIAL Preliminary Working Draft (in US $MM's except Sq. Ft and PSF) Portfolio Sq. Ft 120 142 50 Occupancy 89.8% 91.3% 89.7% Primary Markets (by % NOI) Top 5 Tenants (by % Rev) 1. L Brands, 4.3% 2. Footlocker, 3.1% 3. LVMH, 2.9% 4. The Gap, 2.3% 5. American Eagle, 1.9% 1. L Brands, 2.9% 2. H&M, 2.3% 3. Foot Locker, 2.2% 4. The GaP, 2.2% 5. Dick's Sporting Good, 1.6% 1. The Gap, 3.3% 2. L Brands, 2.3% 3. PVH, 1.8% 4. Tapestry, 1.7% 5. Signet Jewelers, 1.5% Average Base Rent PSF $56 $56 $62 % Leases Expiring within 3 Years 39% 31% n/a SSNOI Growth 20'-21' (a) (4.0%) 2.4% 1.4% SSNOI Growth 21'-22' (a) 7.4% (a) 2.9% 2.5% Core Retail Peer Benchmarking III PEER SELECTION OVERVIEW PROJECT E- 4 RETAIL SELECTED COMPARABLE COMPANIES BENCHMARKING FL 16% CA 15% TX 11% NY 7% NV 6% Oth er 55% TX 13% HI 7% CA 6% NY 6% NV 5% Other 63% CA 28% NY 23% AZ 18% VA 5% PA 4% Other 22% PEAK Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21. (a) Peak figures represent management projections, Simon and Macerich based on Green Street projections. 13

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL IV Management Projections PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 IV MANAGEMENT PROJECTIONS

Summary of Management Projections by Segment

Management-projected 2021B NOI is split 43% Core Retail, 40% Core Office and 17% LP Investments; over the 5-year plan period, the NOI contribution from those segments declines slightly as the Core Reinvestment segment grows

Summary of NOI & FFO by Business Segment

Accrual NOI	2020A	2021B	2022B	2023B	2024B	2025B
Core Office	$1,283	$1,340	$1,341	$1,380	$1,424	$1,416
Core Retail	1,524	1,417	1,413	1,356	1,366	1,422
LP Investments	431	579	624	418	319	179
Core Reinvestment	-	-	126	343	517	744
Total NOI	**$3,238**	**$3,337**	**$3,504**	**$3,496**	**$3,627**	**$3,761**

FFO & Corporate Items	2020A	2021B	2022B	2023B	2024B	2025B
Core Office FFO	$495	$671	$619	$636	$609	$748
Core Retail FFO	521	484	560	584	610	685
LP Investment FFO	64	223	369	285	281	242
Core Reinvestment FFO	-	-	74	204	309	447
Corporate G&A (a)	(118)	(193)	(249)	(280)	(296)	(304)
Corporate Interest Expense	(255)	(276)	(265)	(259)	(253)	(248)
Total FFO	**$707**	**$910**	**$1,107**	**$1,170**	**$1,261**	**$1,570**

Key Corporate Assumptions

Debt

- Assumed $865MM pay down of a corporate credit facility outstanding in 2021B
- Overall leverage levels assumed to be reduced from ~65% LTV to ~55% LTV

G&A

- Management fees payable to Mountain pursuant to Peak's Master Services Agreement grow from ~$189MM in 2021B to ~$267MM in 2025B
- The management contract is perpetual and not terminable at will

Summary of Projected NOI by Business Segment



YoY % Change
5.0%
(0.2%)
3.7%
3.7%
$3,337
$3,504
$3,496
$3,627
$3,761
579
1,417
1,340
126
624
1,413
1,341
343
418
1,356
1,380
517
319
1,366
1,424
744
179
1,422
1,416
2021B
2022B
2023B
2024B
2025B
Core Office
Core Retail
LP Investments
Core Reinvest

Summary of Projected IFRS Net Equity Book Value by Segment



YoY % Change
3.3%
5.3%
5.7%
3.2%
4.5%
$28,788
$29,736
$31,307
$33,106
$34,166
$35,719
5,410
12,976
16,559
(6,157)
5,210
13,569
16,433
(5,475)
2,455
4,011
13,690
16,646
(5,495)
4,237
3,505
13,836
17,048
(5,520)
6,036
2,087
14,007
17,579
(5,544)
8,812
1,144
14,254
17,064
(5,556)
2020A
2021B
2022B
2023B
2024B
2025B
Core Office
Core Retail
LP Investments
Core Reinvest
Corporate

LAZARD

Source: *Peak 5-year business plan and Peak filings as of 03/02/21.*
Note: Net book equity value includes pref and NCI (*i.e.*, is not book value of common equity).
(a) 2020A Corporate G&A shown net of $12M of Corporate "Investment and Other Income" and ($1)M of Corporate NCIs.

14

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 IV MANAGEMENT PROJECTIONS

Summary of Management-Provided Projections – Core Office

MANAGEMENT-PROVIDED PROJECTIONS SUMMARY – CORE OFFICE

($ in MMs at Peak Share)	Peak Management Projections					CAGR
	2021B	2022B	2023B	2024B	2025B	'21B-'25B
Cash Property Revenue	$2,223	$2,231	$2,263	$2,364	$2,368	1.6%
Lease Termination Income	4	0	0	0	-	
Straight-Line / Free Rental Adjustment	131	71	81	31	7	
Other Non-Cash Adjustments	(32)	(31)	(31)	(31)	(33)	
Operating Expenses	(985)	(930)	(933)	(939)	(927)	(1.5%)
Office NOI	**$1,340**	**$1,341**	**$1,380**	**$1,424**	**$1,416**	1.4%
NOI Growth	*4.4%*	*0.1%*	*2.9%*	*3.2%*	*(0.6%)*	
Other Income	$146	$82	$101	$24	$24	(36.4%)
Fee Revenue (Outside of NOI)	217	155	129	140	282	6.8%
Interest Expense	(641)	(588)	(614)	(614)	(606)	
D&A of Non-RE Assets	(7)	(7)	(6)	(4)	(4)	
Depreciation of ROU Assets - PPE	(1)	(1)	(1)	(1)	(0)	
G&A Expense	(283)	(270)	(260)	(266)	(268)	(1.4%)
Noncontrolling Interests - FFO	(100)	(94)	(94)	(94)	(94)	
Office FFO	**$671**	**$619**	**$636**	**$609**	**$748**	2.8%
FFO Growth		*(7.8%)*	*2.8%*	*(4.2%)*	*22.8%*	
Depreciation of Real Estate Assets	(4)	(4)	(4)	(4)	(4)	
Fair Value Adjustments	821	1,096	937	875	887	
Cash Taxes	(166)	(104)	(95)	(54)	(156)	
Future Income Taxes	236	22	64	40	114	
Office Net Income	**$1,557**	**$1,628**	**$1,539**	**$1,466**	**$1,591**	0.5%

Major Capital Spend Activity	2021B	2022B	2023B	2024B	2025B	Total
Property Acquisitions	($404)	-	($502)	-	-	($906)
Property Dispositions	4,833	2,755	1,544	1,212	3,126	13,470
Property, Plant and Equipment	-	1	-	-	105	106
Development Costs	(1,029)	(600)	(206)	(52)	(36)	(1,923)
Sustaining Capital Expenditures	(77)	(34)	(38)	(29)	(30)	(209)

KEY MANAGEMENT ASSUMPTIONS

NOI Growth

- NOI grows at a 2.3% CAGR from 2020A-2025B and a 1.4% CAGR from 2021B-2025B

Leasing

- Large increases in NOI and occupancy in 2021-2022B driven by vacancy lease-up and mark-to-market of renewal rents
  - 10.4MM SF expiring through 2025B
  - 12.6% same property NOI growth rate from 2020-2021B in Northeast segment, primarily driven by rent commencing on already-signed leases
  - 3.4% and 1.3% same property CAGRs from 2020-2025B in London and Canada, respectively
- TIs planned to be ~20-40% higher, along with ~10% increases in free rent over next ~12-18 months

Capital Activity

- $13Bn of property dispositions assumed over plan, with $4.8Bn of sales in 2021B
- Much of the disposition activity represents higher-end assets in the portfolio, such as 100 Bishopsgate, One Liberty Plaza, One / Two / five Manhattan West, Brookfield Place Toronto
- $1Bn of development costs assumed in 2021, and limited timing delays due to the COVID pandemic
- Taxes due on sales of assets

LAZARD 15

Source: Peak 5-year business plan and Peak filings as of 03/02/21.

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 IV MANAGEMENT PROJECTIONS

Summary of Management-Provided Projections – Core Retail

MANAGEMENT-PROVIDED PROJECTIONS SUMMARY – CORE RETAIL

($ in MMs at Peak Share)	Peak Management Projections					CAGR
	2021B	2022B	2023B	2024B	2025B	'21B-'25B
Cash Property Revenue	$2,063	$2,028	$1,922	$1,906	$1,936	(1.6%)
Lease Termination Income	9	-	-	-	-	
Straight-Line / Free Rental Adjustment	(11)	(24)	(17)	(11)	14	
Other Non-Cash Adjustments	-	-	-	-	-	
Operating Expenses	(643)	(591)	(549)	(529)	(527)	(4.9%)
Retail NOI	**$1,417**	**$1,413**	**$1,356**	**$1,366**	**$1,422**	0.1%
NOI Growth	*(7.0%)*	*(0.3%)*	*(4.0%)*	*0.8%*	*4.1%*	
Other Income	$16	$20	$17	$12	$12	(7.6%)
Fee Revenue (Outside of NOI)	134	130	135	141	146	2.3%
Interest Expense	(808)	(721)	(633)	(612)	(594)	
D&A of Non-RE Assets	(19)	(19)	(19)	(19)	(19)	
Depreciation of ROU Assets - PPE	(5)	(5)	(5)	(5)	(2)	
G&A Expense	(231)	(238)	(246)	(252)	(259)	2.9%
Noncontrolling Interests - FFO	(20)	(20)	(21)	(21)	(21)	
Retail FFO	**$484**	**$560**	**$584**	**$610**	**$685**	9.1%
Total FFO Growth		*15.6%*	*4.3%*	*4.5%*	*12.2%*	
Depreciation of Real Estate Assets	-	-	-	-	-	
Fair Value Adjustments	-	-	-	-	-	
Cash Taxes	(14)	(3)	(3)	(3)	(3)	
Future Income Taxes	-	-	-	-	-	
Retail Net Income	**$470**	**$556**	**$580**	**$607**	**$681**	9.7%

Major Capital Spend Activity	2021B	2022B	2023B	2024B	2025B	Total
Property Acquisitions	-	-	-	-	-	-
Property Dispositions	2,149	2,373	592	474	36	5,624
Property, Plant and Equipment	-	-	-	-	-	-
Development Costs	-	-	-	-	-	-
Sustaining Capital Expenditures	(143)	(135)	(123)	(115)	(117)	(632)

KEY MANAGEMENT ASSUMPTIONS

NOI Growth

- 2 years of asset-specific growth assumptions, followed by portfolio-wide same property cash NOI growth rates of 2.0%, 2.2% and 3.7% in years 2023B, 2024B and 2025B, respectively
- 2021-2025B full portfolio NOI CAGR of 0.1%

Leasing

- Assumed 350bps occupancy increase from 91.8% at the end of 2020A to 95.3% at the end of 2022B
- 7MM SF of space expiring in 2021B, although ~70% releasing completed upon entering the year
  - Rent PSF expected to be slightly lower in 2021B vs. 2020A
- Potential upside in 2021B from cash collections on deferred rent and unresolved tenant negotiations

Capital Activity

- $5.6Bn of property dispositions assumed over plan, with $4.5Bn assumed in 2021-2022B (including $1.6Bn assumed foreclosures at the value of the debt)
  - Assumed $2.4Bn of sales in 2022B at blended 4.8% cap rate
- Growth capex assumed to produce 5-10% yield on cost (spend concentrated at Tysons Galleria, Stonestown Galleria and 730 5th Avenue)
- Taxes due on sales of assets

LAZARD

16

Source: Peak 5-year business plan and Peak filings as of 03/02/21.

HIGHLY CONFIDENTIAL Preliminary Working Draft Selected Segment Assumptions vs. Peers – Core Office IV MANAGEMENT PROJECTIONS PROJECT E- 4 INDEXED LIKE-FOR-LIKE NRI GROWTH(A): LONDON INDEXED SSNOI GROWTH: NORTHEAST INDEXED SSNOI GROWTH: WEST COAST OCCUPANCY: NORTHEAST VS. ALL US PEERS OCCUPANCY: UK(B) VS. LONDON PEERS Indexed to 100 at 2020 YE 13.2% 10.7% 5% 10% 15% '21E '22E '23E '24E '25E Peak Peer Average 14.9% 11.3% 5% 10% 15% '21E '22E '23E '24E '25E Peak Peer Average 13.6% 11.0% 5% 10% 15% '21E '22E '23E '24E '25E Peak Peer Average 95.7% 98.1% 98.6% 98.5% 94.0% 94.0% 95.0% 95.0% 92% 94% 96% 98% 100% '21E '22E '23E '24E Peak Peer Average 95.0% 95.5% 92% 94% 96% 98% 100% '21E Peak Peer Average Peak ’21E-’25 CAGR: 4.0% Peer ’21E-’25 CAGR : 1.2% Peak ’21E-’25 CAGR: 10.4% Peer ’21E-’25 CAGR : 1.9% Peak ’21E-’25 CAGR: 8.0% Peer ’21E-’25 CAGR : 2.4% Source: Peak 5-year business plan and Green Street as of 03/02/21. Note: For comparability, peer data sourced from Green Street. Northeast peers refer to VNO, SLG, BXP and JBGS, West Coast peers refer to KRC, HPP, DE. London Peers refer to DLN, GPOR-GB. Peak nominal cap rates represent management provided average target cap rates for the planned dispositions of each geographic region from 2021-2025. (a) Like-For-Like Net Rental Income: Gross Rent – Tenant Incentives / Leasing Commissions – Non-Recoverable Operating Expenses. (b) Peak UK represents only Canary Wharf Office occupancy figures. 17

HIGHLY CONFIDENTIAL Preliminary Working Draft Selected Segment Assumptions Vs. Peers – Core Retail IV MANAGEMENT PROJECTIONS PROJECT E- 4 INDEXED SSNOI GROWTH: PEAK CORE RETAIL VS. RETAIL PEERS PEAK VS. PEERS PORTFOLIO NOI CONTRIBUTION ASSET GRADES PEAK SPG MAC Other 7% A++ / A+ 41% A / A- 26% B+ to C- 21% Outlets 6% Outlets 45% A++ / A+ 28% A / A- 16% B+ to C- 10% Other 1% A++ / A+ 29% A / A- 39% B+ to C- 22% Street Retail 4% Q Co. 6% Indexed to 100 at 2020 YE 11.3% 10.6% 10.7% 10.5% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% 12.0% '21E '22E '23E '24E Peak Peer Average SPG MAC Peak ’21E-’24 CAGR: 4.3% Peer ’21E-’24 CAGR : 1.2% Source: Peak 5-year business plan, Green Street and company filings as of 03/02/21. 18

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL V Preliminary Peak Financial Analysis PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 | V PRELIMINARY PEAK FINANCIAL ANALYSIS

Preliminary Peak Value Range

Preliminary Peak Value Range

	Methodology	Implied $ Price Per Unit Range	Comments & Assumptions	Ref. Pages
Sum-of-the-Parts	Discounted Cash Flow	$12.64 – $19.24	• DCF analysis on core office / retail segments; LP investments assumed at Company-marked values; land at book value as of 12/31/20 • WACC: 5.0-6.0% (office), 6.25-7.25% (retail); exit cap rate: 5.25-6.25% (office), 6.25-6.75% (retail)	20, 25-28, 30-31, 33-35, 37-38, 45
Sum-of-the-Parts	Trading Comps: Current NTM FFO (x)	$12.82 – $16.09	• 13.5-16.5x (office) and 8.0-11.5x (retail) ranges applied to Peak segment NTM (2021B) recurring run-rate FFO of: $508MM (office), $505MM (retail) • Midpoints reflect current average NTM FFOx of select comparable companies	25, 29, 33, 36, 44, 47
Sum-of-the-Parts	Trading Comps: 3-Year NTM FFO (x)	$14.08 – $16.60	• 15.0-18.0x (office) and 9.0-11.0x (retail) ranges applied to Peak segment NTM (2021B) recurring run-rate FFO of: $508MM (office), $505MM (retail) • Midpoints reflect 3-year average NTM FFOx of select comparable companies	25, 29, 33, 36, 44, 47
Additional Analysis (For Reference Purposes Only)	IFRS NAV & Price at Avg. NAV Discount	$12.71 – $18.71; $26.65 (diamond)	• Hollow diamond reflects IFRS NAV at 12/31/20 • Solid box reflects Q4 IFRS NAV multiplied by Peak's average trading discount range of 29.8% to 52.3% since formation	21
Additional Analysis (For Reference Purposes Only)	52-Week High/Low	$7.25 – $19.99	• 52-week high and 52-week low price (unaffected)	3
Additional Analysis (For Reference Purposes Only)	Analyst Price Target Estimates	$12.00 – $17.00 (solid); $18.00 (dashed)	• Solid box reflects range across five analyst estimates, prior to the offer announcement date • Dashed box reflects range across five analyst estimates, including estimates made / revised since the announcement date	22
Additional Analysis (For Reference Purposes Only)	Comparable Company Trading Premium / (Disc.) to Cons. NAV	$10.79 – $19.07	• Reflects applied range of 44.0% to 1.0% discount to FactSet consensus NAV estimate of $19.27 as of the unaffected date • High / low driven by observed trading of select comparable companies as of 03/02/21	23
Additional Analysis (For Reference Purposes Only)	Premiums Paid Analysis	$16.58 – $18.77	• Reflects 14.6-29.7% premium range implied by the 25th and 75th percentiles from 35 change of control transactions >$1Bn in the last 10 years involving a North America target where cash comprised ≥ 50% of aggregate consideration	24

Axis: - | $10.00 | $20.00 | $30.00

Peak Unaffected Price as of 12/31/20 $14.47 | $16.50 *Mountain Proposed Offer*

LAZARD

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21.*
Note: NTM (2021B) office segment run-rate recurring FFO used in NTM FFO (x) trading comps ranges adjusts 2021B management segment FFO by excluding condo sales (for office segment only), adding in incremental same property NOI and incremental same property interest expense for 2021B interim-year dispositions (including Q Co. for retail segment), and allocating corporate-level G&A to office and retail segments based on gross asset value by segment.

19

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL A Corporate PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 A CORPORATE

Sum-of-the-Parts Analysis

Sum-of-the-Parts Build

Core Office	
2021B-2024B Discounted Cash Flows	$9,732
NPV of Terminal Value	20,891
Core Office Gross Value	**$30,623**
Core Retail	
2021B-2024B Discounted Cash Flows	$8,182
NPV of Terminal Value	16,687
Core Retail Gross Value	**$24,869**
LP Investments	
Book Value of Commercial Property, Dev't & PP&E	$12,465
Net Other Assets	
Net Other Assets / (Liabilities)	(343)
Land Value	
Value of Land Undeveloped Through 2024B (a)	1,354
Implied Enterprise Value	**$68,967**
Asset-Level Debt at Share	(47,309)
Corporate Debt at Share	(4,047)
Capital Securities, Adjusted (b)	(205)
Preferred Equity	(3,339)
Cash & Equivalents	1,733
Implied Equity Value	**$15,800**
Implied Equity Value / Unit	**$15.70**
Memo: Peak Total Units Outstanding (MMs)	*1,006.1*

Sum-of-the-Parts Sensitivity

High	Mid	Low
$19.24	$15.70	$12.64

Office – Key Assumptions & Terminal Value

Discount Rate (WACC)	5.5%
2025B Total Cash NOI	1,488
Exit Cap Rate	5.8%
Implied Total Terminal Value	**$25,884**
Implied EBITDA Exit Multiple	*19.0x*
Implied Perpetuity Growth Rate	*2.3%*

Office – Gross Value Sensitivity

		Discount Rate		
		6.0%	5.5%	5.0%
Exit Cap Rate	6.25%	28,517	28,951	29,396
	5.75%	30,157	30,623	31,099
	5.25%	32,109	32,612	33,127

Retail – Key Assumptions & Terminal Value

Discount Rate (WACC)	6.8%
2025B Total Cash NOI	1,409
Exit Cap Rate	6.5%
Implied Total Terminal Value	**$21,673**
Implied EBITDA Exit Multiple	*18.1x*
Implied Perpetuity Growth Rate	*2.9%*

Retail – Gross Value Sensitivity

		Discount Rate		
		7.3%	6.8%	6.3%
Exit Cap Rate	6.75%	23,895	24,251	24,615
	6.50%	24,501	24,869	25,245
	6.25%	25,156	25,536	25,925

Illustrative Sensitivity of LP Investments Value

LP Investments Marked Value (12/31/20)	$10,805
LP Inv. Net Other Assets / (Liabilities)	1,660
Gross LP Investments Marked Value	**$12,465**
LP Inv. Net Debt, Pref, Capital Securities	(7,186)
Net LP Investments Marked Value	**$5,279**
Assumed % Discount to Marked Value	-
Assumed Net LP Inv. Marked Value	**$5,279**

	% Discount to Marks		
	(10%)	(5%)	-
Equity $	($528)	($264)	-
Equity $ / Unit	($0.52)	($0.26)	-

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, and SNL Financial as of 03/02/21.*

Note: 2025B Total Cash NOI numbers used in calculating terminal value are adjusted to be on a run-rate basis, i.e., excludes the effect of any projected 2025B acquisitions, includes full-year NOI for any interim 2025B projected dispositions, and is adjusted to be on a stabilized basis for development assets that are projected to come online in the course of 2025B.

(a) Current value of remaining land not developed at the end of the projection period.

(b) Capital securities balance adjusted for mandatorily convertible preferred securities included within fully-diluted units outstanding.

LAZARD 20

HIGHLY CONFIDENTIAL Preliminary Working Draft (35%) (80%) (60%) (40%) (20%) - 03/22/13 03/17/15 03/11/17 03/06/19 02/28/21 A CORPORATE PROJECT E- 4 PEAK HISTORICAL PRICE VS. IFRS NAV AND WALL STREET CONSENSUS NAV ESTIMATES PER UNIT Peak has historically traded at a consistent and significant discount to both its Consensus and IFRS NAVs Peak Trailing Price Performance Since Inception PEAK HISTORICAL P / (D) TO IFRS NAV $19.27 $26.65 $17.27 $5 $10 $15 $20 $25 $30 $35 03/22/13 03/17/15 03/11/17 03/06/19 02/28/21 Peak Price IFRS NAV (a) Consensus NAV (c) P / (D) to IFRS NAV Selected Discount Range Peak P/(D) to Peak P/(D) to IFRS NAV (a) Consensus NAV Current (35.2%) (15.2%) Unnaffected (b) (45.7%) (24.9%) 1-Year Avg. (52.1%) (52.1%) 3-Year Avg. (40.4%) (33.8%) 5-Year Avg. (34.5%) (29.1%) 8-Year Avg. (29.9%) n/a All time (29.9%) n/a Source: FactSet, Wall Street research and SNL Financial as of 03/02/21. (a) For periods after the most recent quarterly filings, the most recently reported IFRS NAV was used. For the period between 03/25/13-03/31/13 the 12/31/14 IFRS NAV was the most recently disclosed IFRS NAV. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20. (c) Consensus NAV represents 2 broker ratings until 04/24/15 and 3 brokers 08/05/16. Consistent coverage by 4+ brokers starts in August 2016. 21

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 A CORPORATE

Peak Analyst Estimates & Guidance

Peak Summary Broker Estimates

($) Current Peak Unit Price: $17.27

Broker	Date	Rating	Price Target	Implied Return (a)	FFO/Unit 2021E	FFO/Unit 2022E	FFO/Unit 2023E	FFO Multiple (a) 2021E	FFO Multiple (a) 2022E	FFO Multiple (a) 2023E	AFFO/Unit 2021E	AFFO/Unit 2022E	AFFO/Unit 2023E	AFFO Multiple (a) 2021E	AFFO Multiple (a) 2022E	AFFO Multiple (a) 2023E
Evercore ISI	2/26/2021	Buy	$ 18.00	4%	$ 1.06	$ 1.28	n/a	16.3x	13.5x	n/a	$ 0.70	$ 0.96	n/a	24.7x	18.0x	n/a
CIBC Capital Markets	2/24/2021	Hold	17.50	1%	1.16	1.32	n/a	14.9x	13.1x	n/a	0.80	0.93	n/a	21.6x	18.6x	n/a
Scotiabank GBM	2/2/2021	Hold	17.50	1%	1.12	1.26	n/a	15.4x	13.7x	n/a	0.73	1.02	n/a	23.7x	16.9x	n/a
RBC Capital Markets	2/2/2021	Hold	17.00	(2%)	1.07	1.24	n/a	16.1x	13.9x	n/a	0.45	0.61	n/a	38.4x	28.3x	n/a
Canaccord Genuity	1/4/2021	Hold	17.00	(2%)	1.16	1.36	n/a	14.8x	12.7x	n/a	0.84	1.04	n/a	20.6x	16.6x	n/a
Min			**$17.00**	**(2%)**	**$1.06**	**$1.24**	**n/a**	**14.8x**	**12.7x**	**n/a**	**$0.45**	**$0.61**	**n/a**	**20.6x**	**16.6x**	**n/a**
Mean			**17.40**	**1%**	**1.11**	**1.29**	**n/a**	**15.5x**	**13.4x**	**n/a**	**0.70**	**0.91**	**n/a**	**25.8x**	**19.7x**	**n/a**
Median			**17.50**	**1%**	**1.12**	**1.28**	**n/a**	**15.4x**	**13.5x**	**n/a**	**0.73**	**0.96**	**n/a**	**23.7x**	**18.0x**	**n/a**
FactSet Consensus Mean (b)			**17.40**	**1%**	**1.11**	**1.29**	**n/a**	**15.5x**	**13.4x**	**n/a**	**0.70**	**0.91**	**n/a**	**24.5x**	**18.9x**	**n/a**
Max			**18.00**	**4%**	**1.16**	**1.36**	**n/a**	**16.3x**	**13.9x**	**n/a**	**0.84**	**1.04**	**n/a**	**38.4x**	**28.3x**	**n/a**

Change in Price Targets Pre / Post Announcement

Analyst	Est. NAV Unaff.	Est. NAV Current	12M Price Target Unaff.	12M Price Target Current	FFO per Unit 2020	FFO per Unit 2021	FFO per Unit 2022	AFFO per Unit 2020	AFFO per Unit 2021	AFFO per Unit 2022
Evercore ISI	$18.70	$18.70	$18.00	$18.00	$0.88	$1.06	$1.28	$0.55	$0.70	$0.96
CIBC Capital Markets	27.00	25.00	17.00	17.50	0.90	1.16	1.32	0.57	0.80	0.93
RBC Capital Markets	19.50	27.00	17.00	17.00	0.90	1.07	1.24	0.27	0.45	0.61
Scotiabank GBM	11.89	19.50	17.50	17.50	0.88	1.12	1.26	0.49	0.73	1.02
Canaccord Genuity	18.70	11.63	12.00	17.00	0.95	1.16	1.36	0.38	0.84	1.04
Min	**$11.89**	**$11.63**	**$12.00**	**$17.00**	**$0.88**	**$1.06**	**$1.24**	**$0.27**	**$0.45**	**$0.61**
Mean	**19.27**	**20.37**	**16.30**	**17.40**	**0.90**	**1.11**	**1.29**	**0.45**	**0.70**	**0.91**
Median	**19.10**	**19.50**	**17.00**	**17.50**	**0.90**	**1.12**	**1.28**	**0.49**	**0.73**	**0.96**
Max	**27.00**	**27.00**	**18.00**	**18.00**	**0.95**	**1.16**	**1.36**	**0.57**	**0.84**	**1.04**

Select Analyst Commentary

- General recognition that units have traded at significant discount since Peak's 2013 IPO and to Peak's reported IFRS NAV
- Analyst expectation of transaction approval at a price modestly higher than the initial offer of $16.50
- Analysts see a potential opportunity for Peak investors to receive a premium to the unaffected unit price and the chance to participate in any potential Mountain upside given the transaction structure
- Future industry headwinds and leverage seen as a key risk to Peak's performance

LAZARD

Source: *FactSet, Wall Street research and SNL Financial as of 03/02/21.*

(a) Implied Return, FFO and AFFO multiples, as well as Premium / (Discount) to NAV calculated with reference to Peak's current unit price. FactSet Consensus Implied Return, FFO and AFFO multiples as well as Premium / (Discount) to NAV calculated with reference to Peak's current unit price.

(b) FactSet Consensus Mean includes anonymous estimates.

22

HIGHLY CONFIDENTIAL Preliminary Working Draft Consensus Spot Net Debt + Pref P / (D) to Company NAV / Share Price / TEV % Cons. NAV Boston Properties $124.05 $101.39 40.2% (18.3%) Vornado 55.33 43.67 51.2% (21.1%) Kilroy 82.94 63.86 30.0% (23.0%) Douglas Emmett 36.49 32.74 31.7% (10.3%) SL Green 96.58 70.51 66.8% (27.0%) Hudson Pacific 40.90 25.84 39.6% (36.8%) Paramount 17.21 9.63 57.0% (44.0%) JBG Smith 40.03 32.09 31.1% (19.8%) alstria 22.57 16.80 26.5% (25.6%) Derwent London 52.72 45.84 21.0% (13.1%) CLS Holdings 4.64 3.07 43.4% (33.9%) dream Office REIT n/a 16.02 68.7% n/a Dexus 7.77 7.11 31.3% (8.4%) Allied n/a 31.39 36.0% n/a Great Portland Estates 10.68 9.55 21.8% (10.6%) Simon Property Group 112.84 111.68 43.7% (1.0%) Macerich 16.79 13.00 90.0% (22.6%) Min 21.0% (44.0%) Mean 42.9% (21.0%) Median 39.6% (21.1%) Max 90.0% (1.0%) Peak Consensus NAV at Unaffected Date $19.27 Low Spot Premium / (Discount) to NAV (44.0%) High Spot Premium / (Discount) to NAV (1.0%) Low Range $10.79 High Range $19.07 Selected Comparable Company Consensus NAV Trading Premiums / (Discounts) A CORPORATE PROJECT E- 4 CURRENT P / (D) TO CONSENSUS NAV Source: FactSet and SNL Financial as of 03/02/21. 23

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 A CORPORATE

Premiums Paid Analysis

Includes change of control transactions for North American real estate targets over the past 10 years, with total transaction value greater than $1Bn and cash consideration greater than 50%

Date Ann.	Target	Sector	Geography	Consid.	% Cash	Acquiror	Txn Value ($Bn)	Transaction Premium to: Unaffected	30-Day VWAP	60-Day VWAP
10/19/20	Front Yard Residential Corporation	SFR	USA	Cash	100%	Ares Management Corp, Pretium Partners	$2.5	63%	73%	73%
2/20/20	Northview Apartment REIT	Residential	Canada	Cash	100%	Investor group	3.6	12%	16%	18%
11/15/20	Taubman Centers, Inc. (a)	Retail	USA	Cash	100%	Simon Property Group, Inc.	7.5	63%	41%	38%
9/15/19	Dream Global REIT	Office, Industrial	Canada, Europe	Cash	100%	Blackstone Group Inc.	4.7	18%	17%	18%
7/18/19	Pure Multi-Family REIT LP	Residential	USA	Cash	100%	Cortland Partners, LLC	1.2	15%	14%	43%
6/24/19	Caesars Entertainment Corporation	Gaming	USA, Global	Cash & Stock	65%	Eldorado Resorts, Inc.	17.3	42%	42%	44%
7/31/18	Forest City Realty Trust, Inc.	Diversified	USA	Cash	100%	Brookfield Asset Management Inc.	11.4	27%	27%	26%
6/25/18	Education Realty Trust, Inc.	Student Housing	USA	Cash	100%	Greystar Real Estate Partners, LLC	4.6	9%	20%	22%
5/7/18	Gramercy Property Trust	Industrial	USA	Cash	100%	Blackstone Group L.P.	7.6	15%	23%	23%
4/26/18	Quality Care Properties, Inc.	Healthcare	USA	Cash	100%	Welltower Inc.	3.4	65%	60%	54%
3/26/18	GGP Inc.	Retail	USA	Cash & Stock	61%	Brookfield Asset Management Inc.	27.9	15%	6%	5%
1/9/18	Pure Industrial Real Estate Trust	Industrial	Canada	Cash	100%	Blackstone Group L.P.	3.1	20%	25%	24%
12/18/17	Pinnacle Entertainment, Inc.	Gaming	USA	Cash & Stock	62%	Penn National Gaming, Inc.	5.8	36%	63%	64%
7/4/17	Monogram Residential Trust, Inc.	Residential	USA	Cash	100%	GIC, Greystar, APG, Ivanhoe Cambridge	3.0	22%	22%	21%
6/30/17	Parkway, Inc.	Office	USA	Cash	100%	Canada Pension Plan Investment Board	1.2	13%	15%	15%
6/28/17	First Potomac Realty Trust	Office	USA	Cash	100%	Government Properties Income Trust	1.4	11%	11%	8%
2/27/17	Silver Bay Realty Trust Corp.	SFR	USA	Cash	100%	Tricon Capital Group Inc.	1.4	19%	24%	24%
1/19/17	Milestone Apartments REIT	Residential	Canada, USA	Cash	100%	Starwood Capital Group Management, L.L	3.0	8%	16%	18%
9/19/16	Isle of Capri Casinos, Inc.	Gaming	USA	Cash & Stock	58%	Eldorado Resorts, Inc.	1.7	36%	31%	28%
5/10/16	InnVest REIT	Hotels	Canada	Cash	100%	Bluesky Hotels and Resorts Inc.	1.6	33%	36%	40%
2/25/16	Rouse Properties, Inc.	Retail	USA	Cash	100%	Brookfield Asset Management Inc.	2.8	35%	26%	18%
12/14/15	Inland Real Estate Corporation	Retail	USA	Cash	100%	DRA Advisors LLC	2.3	7%	11%	16%
10/16/15	Campus Crest Communities, Inc.	Student Housing	USA	Cash	100%	Harrison Street Real Estate Capital, LLC	1.9	24%	36%	33%
10/8/15	BioMed Realty Trust, Inc.	Life Science	USA	Cash	100%	Blackstone Group L.P.	8.0	24%	23%	20%
9/8/15	Strategic Hotels & Resorts, Inc.	Hotels	USA	Cash	100%	Blackstone Group L.P.	6.0	13%	13%	15%
6/22/15	Home Properties, Inc.	Residential	USA	Cash	100%	Lone Star Investment Advisors, LLC	7.6	9%	9%	10%
4/22/15	Associated Estates Realty Corporation	Residential	USA	Cash	100%	Brookfield Asset Management Inc.	2.5	19%	17%	18%
4/10/15	Excel Trust, Inc.	Retail	USA	Cash	100%	Blackstone Group L.P.	2.0	15%	14%	14%
9/16/14	Glimcher Realty Trust	Retail	USA	Cash & Stock	73%	Washington Prime Group Inc.	4.3	34%	29%	30%
5/28/13	CapLease, Inc.	Diversified	USA	Cash	100%	American Realty Capital Properties, Inc.	2.2	20%	21%	29%
4/25/13	MPG Office Trust	Office	USA	Cash	100%	Brookfield Office Properties Inc.	2.1	21%	17%	16%
12/21/12	Ameristar Casinos Inc.	Gaming	USA	Cash	100%	Pinnacle Entertainment Inc.	2.8	20%	35%	38%
4/26/12	TransGlobe Apartment REIT	Residential	Canada	Cash	100%	Starlight Apartments, PD Kanco	1.9	15%	20%	19%
1/17/12	Whiterock REIT	Office	Canada	Cash & Stock	60%	Dundee REIT	1.1	15%	23%	24%
11/28/11	CANMARC REIT	Diversified	Canada	Cash	100%	Cominar REIT	1.4	24%	28%	34%
						Min	$1.1	6.6%	6.1%	4.7%
						25th Percentile	*$1.9*	*14.6%*	*16.2%*	*17.6%*
						Mean	$4.5	26.1%	28.0%	28.8%
						Median	$2.8	19.9%	22.8%	23.3%
						75th Percentile	*$5.2*	*29.7%*	*30.2%*	*33.4%*
						Max	$27.9	64.7%	73.2%	72.8%
Reference: Mountain offer at $16.50 per Unit							$70.1	14.0%	6.6%	12.2%

North American Precedent Real Estate Target Transactions with Cash Consideration Greater Than 50%

(35 Transactions)

LAZARD

Source: *FactSet, SNL Financial and company filings as of 03/02/21.*
Note: Gold dotted line represents transactions before or after COVID.
(a) Negotiated revised purchase price for the acquisition originally announced 02/10/20 and committed to pre-COVID.

24

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL B Core Office PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 B CORE OFFICE

Preliminary Core Office Segment Implied Value Range

Preliminary Core Office Implied Value Range

Methodology		Implied Gross Value ($MMs) – Low	Implied Gross Value ($MMs) – High	Comments & Assumptions
Discounted Cash Flow		$28,517	$33,127	• DCF analysis on core office segment • WACC range of 5.0-6.0%; exit cap rate range of 5.25-6.25%
Trading Comps: NTM FFO (x)	Current NTM FFO (x)	$26,924	$28,448	• 13.5-16.5x range applied to office segment NTM (2021B) recurring FFO of $508MM • Midpoint reflects current average NTM FFOx of select comparable companies
Trading Comps: NTM FFO (x)	3-Year NTM FFO (x)	$27,686	$29,210	• 15.0-18.0x range applied to office segment NTM (2021B) recurring FFO of $508MM • Midpoint reflects 3-year historical average NTM FFOx of select comparable companies
Precedent Transactions		$27,940	$30,226	• 15.5-20.0x range applied to office segment NTM (2021B) recurring FFO of $508MM

Scale: $25,000 – $30,000 – $35,000

LAZARD

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21.*
Note: NTM (2021B) office segment recurring FFO used in NTM FFO (x) trading comps and precedent transactions ranges adjusts 2021B management segment FFO by excluding condo sales, adding in incremental same property NOI and incremental same property interest expense for 2021B interim-year dispositions, and allocating corporate-level G&A to office segment based on gross asset value by segment.

25

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 B CORE OFFICE

Discounted Cash Flow Analysis – Core Office

Summary Projected Cash Flows

($ in MMs at Peak Share)	2021B	2022B	2023B	2024B	2025B	CAGR '21B-'25B
	Peak Management Projections					
Cash Property Revenue	$2,223	$2,231	$2,263	$2,364	$2,368	1.6%
Operating Expenses	(985)	(930)	(933)	(939)	(927)	(1.5%)
Core Office Cash NOI	**$1,237**	**$1,301**	**$1,330**	**$1,425**	**$1,488**	4.7%
Cash NOI Growth	2.3%	5.2%	2.2%	7.1%	4.5%	
Lease Termination Income	4	0	0	0	-	n/a
Straight-Line / Free Rental Adjustment	131	71	81	31	7	n/a
Other Non-Cash Adjustments	(32)	(31)	(31)	(31)	(33)	n/a
Core Office IFRS NOI	**$1,340**	**$1,341**	**$1,380**	**$1,424**	**$1,463**	2.2%
Total NOI Growth	4.4%	0.1%	2.9%	3.2%	2.7%	
Other Income	146	82	101	24	24	(36.4%)
Fee Revenue (Outside of NOI)	217	155	129	140	282	6.8%
G&A Expense	(283)	(270)	(260)	(266)	(268)	(1.4%)
Allocated Corporate G&A	(87)	(111)	(125)	(132)	(136)	12.0%
Core Office EBITDA	**$1,333**	**$1,197**	**$1,225**	**$1,190**	**$1,364**	0.6%
Total EBITDA Growth	9.0%	(10.2%)	2.3%	(2.8%)	14.6%	
Adjustments						
SL / Free Rent & Other Non-Cash Adj.	($99)	($40)	($50)	$0	$25	
Capital Spend, Carried Interest & Taxes						
Property Acquisitions	(404)	-	(502)	-	-	
Property Disposals	4,833	2,755	1,544	1,212	3,126	
Property Plant and Equipment	-	1	-	-	105	
Development Costs	(1,029)	(600)	(206)	(52)	(36)	
Maintenance and Growth Capex, TIs, LCs	(496)	(359)	(297)	(218)	(200)	
Change in Working Capital	(20)	(75)	255	(51)	(59)	
Carried Interest Distributions	-	-	-	-	-	
Cash Taxes	(166)	(104)	(95)	(54)	(156)	
Total	**$2,718**	**$1,619**	**$699**	**$837**	**$2,780**	
Unlevered Cash Flow	**$3,952**	**$2,776**	**$1,874**	**$2,027**	**$4,169**	
Terminal Value	-	-	-	25,884		
Unlevered Cash Flow & Terminal Value	**$3,952**	**$2,776**	**$1,874**	**$27,911**		

Key Assumptions & Terminal Value

Date	12/31/20
Discount Rate (WACC)	5.5%
2025B Total Cash NOI	1,488
Exit Cap Rate	5.8%
Implied Total Terminal Value	**$25,884**
Implied EBITDA Exit Multiple	19.0x
Implied Perpetuity Growth Rate	2.3%

Implied Gross Value

2021B to 2024B Discounted Cash Flows	$9,732
NPV of Terminal Value	20,891
Implied Core Office Gross Value	**$30,623**

Implied Gross Value Sensitivity

		Discount Rate			Perp.
		6.0%	5.5%	5.0%	Growth
Exit Cap Rate	6.25%	28,517	28,951	29,396	2.0%
	5.75%	30,157	30,623	31,099	2.3%
	5.25%	32,109	32,612	33,127	2.6%

LAZARD

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21.
Note: 2025B Total Cash NOI numbers used in calculating terminal value are adjusted to be on a run-rate basis, i.e., excludes the effect of any projected 2025B acquisitions, includes full-year NOI for any interim 2025B projected dispositions, and is adjusted to be on a stabilized basis for development assets that are projected to come online in the course of 2025B. Implied perpetuity growth rate formula excludes from 2025B unlevered cash flow any major capital activity (acquisitions, dispositions, development costs) and a promote fee earned from the sale of Potsdamer Platz in 2025B. Corporate G&A allocated based on gross asset value by segment.

26

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 B CORE OFFICE

WACC Analysis – Core Office

Select Comparable Companies Unlevered Beta Analysis

	($ in MMs) Select Comparable Companies	Equity Mrkt. Cap	Pref. Equity @ Liq. Pref.	Net Debt (a)	Total Capital	Total Capital Weighting: Equity	Total Capital Weighting: Net Debt +Pref	ND + Pref / Equity	Global 3-Yr Avg. Barra Beta	Unlevered Beta
US	Boston Properties, Inc.	$17,551	200	$11,873	$29,624	59.2%	40.8%	68.8%	1.09	0.65
	Vornado Realty Trust	8,899	2,107	8,299	19,306	46.1%	53.9%	116.9%	1.14	0.52
	Douglas Emmett, Inc.	6,740	-	3,822	10,562	63.8%	36.2%	56.7%	0.92	0.59
	Kilroy Realty Corporation	7,484	-	3,293	10,776	69.4%	30.6%	44.0%	0.97	0.67
	SL Green Realty Corp.	5,249	432	10,177	15,859	33.1%	66.9%	202.1%	1.26	0.42
	JBG SMITH Properties	4,672	-	2,140	6,811	68.6%	31.4%	45.8%	0.83	0.57
	Hudson Pacific Properties, Inc.	3,946	10	2,913	6,869	57.5%	42.5%	74.1%	1.10	0.63
	Paramount Group, Inc.	2,307	-	3,183	5,490	42.0%	58.0%	138.0%	1.09	0.46
Canada	Allied Properties REIT	3,995	-	2,250	6,246	64.0%	36.0%	56.3%	0.55	0.35
	Dream Office REIT	895	-	1,190	2,085	42.9%	57.1%	133.1%	0.58	0.25
Great Britain	Derwent London Plc	5,132	-	1,385	6,517	78.7%	21.3%	27.0%	0.58	0.45
	Great Portland Estates Plc	2,424	-	675	3,099	78.2%	21.8%	27.8%	0.68	0.53
	CLS Holdings Plc	1,250	-	958	2,208	56.6%	43.4%	76.6%	0.57	0.32
Australia and Germany	DEXUS	7,722	-	3,510	11,232	68.7%	31.3%	45.5%	0.69	0.48
	alstria office REIT-AG	2,987	-	1,105	4,092	73.0%	27.0%	37.0%	0.34	0.25
	Peer Min	$895	-	$675	$2,085	33.1%	21.3%	27.0%	0.55	0.25
	Peer Mean	5,417	183	3,785	9,385	60.1%	39.9%	76.6%	0.83	0.48
	Peer Median	4,672	-	2,913	6,811	63.8%	36.2%	56.7%	0.83	0.48
	Peer Max	17,551	2,107	11,873	29,624	78.7%	66.9%	202.1%	1.26	0.67
	Brookfield Property Partners L.P.	**10,556**	**2,233**	**17,834**	**30,623**	**34.5%**	**65.5%**	**190.1%**	**1.14**	**0.41**

LAZARD

Source: *Peak 5-year business plan, Peak filings, FactSet, and SNL Financial as of 03/02/21.*
Note: Peak Equity Market Cap implied by using Core Office DCF Gross Value and subtracting debt capital securities and preferred equity. Peak reported a 5% effective tax rate in its 2019 Annual Report.. Total Capital is the approximate midpoint of our segment value range.
(a) Total net debt includes pro rata portion of debt and leases in unconsolidated joint ventures wherever disclosed.

27

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 B CORE OFFICE

WACC Analysis – Core Office (cont.)

Select Comparable Companies Unlevered Beta Analysis

($ in MMs) Select Comparable Companies	Equity Mrkt. Cap	Pref. Equity @ Liq. Pref.	Net Debt (a)	Total Capital	Total Capital Weighting: Equity	Total Capital Weighting: Net Debt +Pref	ND + Pref / Equity	Global 3-Yr Avg. Barra Beta	Unlevered Beta
Peer Min	$895	-	$675	$2,085	33.1%	21.3%	27.0%	0.55	0.25
Peer Mean	5,417	183	3,785	9,385	60.1%	39.9%	76.6%	0.83	0.48
Peer Median	4,672	-	2,913	6,811	63.8%	36.2%	56.7%	0.83	0.48
Peer Max	17,551	2,107	11,873	29,624	78.7%	66.9%	202.1%	1.26	0.67

Peak Peer-Derived WACC

	Mid-Point Drivers	Assumptions Range: Low	Assumptions Range: High		Levered Beta: Low	Levered Beta: High	Implied Cost of Equity: Low	Implied Cost of Equity: High	Implied WACC: Low	Implied WACC: High
Unlevered Beta	0.48	0.38	0.58		1.06	1.62	9.0%	13.0%	4.9%	6.3%
Net Debt + Pref / Total Capital (b)	65.5%	55.5%	75.5%		1.04	1.87	8.9%	14.8%	5.5%	5.7%
Implied Levered Beta	1.34									
Risk-Free Rate of Return (c)	1.4%									
US Market Equity Risk Premium (c)	7.15%									
Cost of Equity	11.0%									
Pre-Tax Cost of Debt (b)	2.96%									
Tax Rate	5.00%			Min/Max	1.04	1.87	8.9%	14.8%	4.9%	6.3%
Illustrative WACC	5.6%			Selected Range					5.0%	6.0%

Source: *Peak 5-year business plan, Peak filings, FactSet, MSCI Barra Beta Global Equity Model, Duff & Phelps, and SNL Financial as of 03/02/21.*

Note: Barra predicted Global Beta data as of [01/31/21]. Mid-point drivers held constant under each range of input assumptions for respective sensitivities. Peak Equity Market Cap implied by using Core Office DCF Gross Value and subtracting debt capital securities and preferred equity. Peak reported a 5% effective tax rate in its 2019 Annual Report.

(a) Total net debt includes pro rata portion of debt and leases in unconsolidated joint ventures wherever disclosed.

(b) Calculated based on Peak 4Q 2020 Supplemental.

(c) Risk free rate represents yield on U.S 10-Year Treasury. Equity Risk Premium of 7.15% is the long-term "historical" (i.e., realized) ERP as of 2019 as published by Duff & Phelps and consistent with previously published "back page" of the Ibbotson Associates/Morningstar SBBI® Valuation Yearbook (discontinued).

LAZARD

28

HIGHLY CONFIDENTIAL Preliminary Working Draft PROJECT E- 4 HISTORICAL NTM FFO MULTIPLES OVER LAST FIVE YEARS Historical NTM FFO Multiples Analysis – Core Office Implied 14.9x Analyst 2021E FFO @ $16.50 Proposal(a) Implied 18.5x Mgmt 2021B FFO @ $16.50 Proposal(a) B CORE OFFICE Select Select All NTM FFO Mult. NTM FFO Mult. Comparable Comparable Select Spread to Spread to Non- Peak Companies - US Companies - Non-US Comparable Companies US Select Peers US Select Peers Current 15.1x 15.1x 14.5x 14.9x (0.0x) 0.6x Unnaffected(b) 11.9x 13.8x 14.3x 14.0x (2.0x) (2.4x) 1-Year Avg. 10.5x 12.8x 14.3x 13.2x (2.3x) (3.8x) 3-Year Avg. 11.6x 16.3x 16.6x 16.4x (4.7x) (5.0x) 5-Year Avg. 13.3x 17.1x 15.4x 16.6x (3.8x) (2.1x) 15.1x 15.1x 14.5x 14.9x - 5.0x 10.0x 15.0x 20.0x 25.0x 03/02/16 03/02/17 03/02/18 03/02/19 03/02/20 03/02/21 Peak Select Comparable Companies US (c) Select Comparable Companies Non-US (d) All Peers Source: FactSet and SNL Financial as of 03/02/21. (a) Analyst consensus 2021E FFO per unit of $1.11 per FactSet. Management 2021B FFO per unit of 0.89 per Management projections. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20. (c) Select Comparable Companies – US are BXP, DEI, HPP, KRC, SLG, PGRE, JBGS, VNO, (d) Select Comparable Companies – Non-US are AP.UT, DXS, D.UT. Comprehensive trading data was not available for the other members of the peer set. 29

HIGHLY CONFIDENTIAL Preliminary Working Draft PROJECT E- 4 HISTORICAL IMPLIED CAP RATES FOR SELECT COMPARABLE COMPANIES - US OVER LAST FIVE YEARS SPOT CAP RATES FOR SELECT COMPARABLE COMPANIES - NON-US PEERS Historical Implied Cap Rate Analysis – Core Office B CORE OFFICE Spot Valuation: Allied Properties Alstria Office CLS Holdings Derwent London Dream Office DEXUS Great Portland Implied Equity Market Capitalization $3,995 $2,987 $1,250 $5,132 $895 $7,722 $2,424 Implied Enterprise Value 6,246 4,526 2,208 6,588 1,766 11,733 3,020 Implied Operating Value of Real Estate 5,867 4,030 2,210 5,440 1,702 10,784 2,184 NTM NOI Growth Rate (b) 3.6% - 1.0% 1.0% (2.6%) (5.7%) 1.0% Implied Cash Cap Rate 5.0% 4.6% 7.0% 4.4% 5.4% 4.9% 5.1% Min 4.4% Mean 5.2% Median 5.0% Max 7.0% Select Comparable Companies - US Current 6.1% Unaffected (b) 6.4% 1-Year Avg. 6.6% 3-Year Avg. 5.8% 5-Year Avg. 5.5% Source: Peak filings, Peer Filings, FactSet, Green Street, Scotia Bank Equity Research, BMO Capital Markets, Morgan Stanley Equity Research, J.P Morgan Equity Research, Credit Suisse Equity Research and Wall Street research as of 03/02/21. (a) Select Comparable Companies – US are BXP, VNO, KRC, DEI, SLG, HPP, PGRE and JBGS. For the Implied Cap rate data, BXP, VNO, KRC, DEI, SLG, and PGRE represent the period before 07/07/17. JBGS data is available beginning 07/07/17. HPP is available beginning 07/09/19. The period from 07/09/19 - present represents consistent coverage for all peers. Green Street does not have 06/01/16 data for VNO and KRC. (b) CLS Derwent, DLN and Great Portland NTM NOI Growth Rate sourced from Green Street European Office forecasts. Allied, Alstria, Dexus, and Dream NTM Growth Rates sourced from Scotia Bank, Morgan Stanley, Credit Suisse, J.P. Morgan and BMO Capital Markets Equity Research Estimates for FY21E NOI / NRI growth rates. 6.1% 2.0% 4.0% 6.0% 8.0% 10.0% 03/02/16 03/02/17 03/02/18 03/02/19 03/02/20 03/02/21 Select Comparable Companies - US (a) 30

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 B CORE OFFICE

Selected Asset-Level Transactions – Office

Selected Office Asset-Level Transactions (Greater Than $250MM in Selected US Gateway Cities; Last 3 Years)

Closing Date	Property Name	Location	SF (000s)	Occ.	Price $MMs	Price $ PSF	Cap Rate	Buyer / Seller
10/29/20	McDonald's Global HQ	CHI	575	97%	$413	$717	4.5%	Normandy Properties LLC / Sterling Bay Cos, JP Morgan
10/01/20	221 Main Street	SF	388	100%	400	1,031	5.4%	Allianz RE of America / Columbia Property Trust
07/22/20	333 South Wabash	CHI	1,207	91%	376	311	5.8%	Deutsche Finance America, SHVO / John Buck, Morgan Stanley
07/10/20	1375 Broadway	NYC	513	-	435	848	4.8%	Savanna, Declaration Capital / Westbrook Partners
02/28/20	330 Madison Avenue	NYC	849	95%	900	1,060	4.8%	Munich Re, Meag Munich Ergo / ADIA
01/29/20	525 Market Street	SF	1,034	95%	1,235	1,194	4.8%	DWS Group Americas / JP Morgan Asset Management, NYSTRS
12/03/19	Market Center	SF	770	94%	722	938	4.5%	Paramount Group (REIT) / Equity Office (Blackstone)
11/01/19	195 Broadway (Leasehold)	NYC	973	98%	475	488	5.0%	Korea Inv. Securities, Samsung SRA / JP Morgan
10/28/19	500 West Monroe Street	CHI	973	100%	412	423	6.8%	Spear Street Capital / Piedmont REIT
09/26/19	Coca-Cola Building	NYC	354	-	948	2,677	5.1%	BVK, SHVO, Bilgili, Deutsche Finance / Nightingale, Wafra
08/13/19	600 California	SF	363	100%	332	914	4.2%	The We Company / MEPT, BentallGreenOak
07/10/19	Park Tower at Transbay	SF	765	99%	1,089	1,424	4.6%	HKMA, Hines / John Buck, MetLife RE Investors, Golub & Co
07/01/19	Levis Plaza	SF	931	100%	826	887	3.6%	Jamestown / Northpoint, Interland Corp, Gerson Bakar & Assocs
06/30/19	Zynga HQ	SF	672	100%	698	1,039	4.4%	Beacon Capital Partners / Zynga Inc
06/27/19	540 Madison	NYC	282	89%	310	1,099	5.0%	DivcoWest / Goldman, QIA, Meraas, Boston Prop., Kuwait IA
06/01/19	30 Hudson Yards	NYC	1,463	100%	2,155	1,473	5.5%	ASRS, Related, Allianz RE / WarnerMedia
12/13/18	119 West 40th Street	NYC	343	91%	283	824	4.5%	Oregon PERS, Clarion Partners / Equity Office (Blackstone)
11/19/18	The Investment Building	DC	401	92%	385	960	4.6%	Pontegadea / JBG Smith, JP Morgan
11/12/18	3 Columbus Circle	NYC	754	97%	456	605	5.6%	Moinian Group / SL Green
11/08/18	Presidential Building	DC	331	100%	338	1,020	5.0%	PRP LLC, GMF Capital / Invesco Real Estate
10/30/18	425 Lexington Ave	NYC	750	100%	703	937	4.5%	Vanbarton Group / JP Morgan
10/24/18	Terminal Stores Building	NYC	1,055	-	900	853	1.9%	JPM, L&L, CalSTRS, Allianz RE, Normandy / GreenOak, Waterfront
10/09/18	Ferry Building (Leasehold)	SF	240	98%	292	1,215	3.8%	Hudson Pacific, Allianz RE of America / Blackstone, Equity Office
08/30/18	301 Howard	SF	307	99%	293	953	5.0%	DivcoWest, CalSTRS / Vanbarton Group
07/31/18	Chelsea540	NYC	165	96%	257	1,558	5.0%	Ramrock Real Estate / Savanna, Silvermintz Family
07/01/18	Washington Harbour	DC	558	98%	415	744	5.8%	Global Holdings / Principal RE Investors (S. Korea Consortium)
05/29/18	123 Mission Street	SF	346	-	290	839	4.8%	Northwood Investors / HNA Group
05/29/18	NYU Langone Medical Center	NYC	387	100%	333	860	4.0%	hausInvest / Columbia Property Trust
05/23/18	5 Bryant Park	NYC	665	97%	640	962	5.2%	Savanna / Swig Company, Equity Office (Blackstone)
04/01/18	Two Prudential Plaza	CHI	994	-	308	310	6.0%	Sterling Bay, Wanxiang / 601W, NorthStar, Berkley, BentleyForbes
04/01/18	Prudential Plaza	CHI	1,203	-	372	310	6.0%	Wanxiang, Sterling Bay / 601W, NorthStar, Berkley, BentleyForbes
03/26/18	Wrigley Building	CHI	472	95%	255	540	3.9%	Mansueto Properties / Koman Group, Brad Keywell, Zeller, BDT
02/21/18	600 West Chicago Avenue	CHI	1,571	99%	510	325	6.3%	Sterling Bay Cos, JP Morgan / Equity Commonwealth
02/15/18	1180 6th Avenue	NYC	384	-	305	794	4.8%	Northwood Investors / HNA Property, MHP RE Services
02/08/18	1745 Broadway	NYC	685	100%	633	925	5.3%	Invesco, Qsuper / Ivanhoe Cambridge, SL Green
02/08/18	330 Hudson	NYC	466	100%	385	826	4.5%	AEW / Callahan Capital Partners, Ivanhoe Cambridge
01/24/18	Washington Building	DC	214	100%	255	1,190	4.5%	Eastbanc, Meag / Clarion Partners
01/16/18	One South Dearborn	CHI	829	88%	360	435	4.7%	Starwood Capital / Olen Properties
01/09/18	Manhattan Tower	NYC	304	99%	305	1,005	4.5%	W.R. Berkley / SL Green
Min					**$255**		**1.9%**	
Mean					**538**		**4.8%**	
Median					**400**		**4.8%**	
Max					**2,155**		**6.8%**	

LAZARD 31

Source: RCA (Real Capital Analytics) as of 03/02/21.

Note: Cap rates are reported by brokers or other sources on single asset and portfolio sales and likely include an allocated management fee. Gold dotted line represents transactions before or after COVID.

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 B CORE OFFICE

Precedent Transactions Analysis – Core Office

SELECT PRECEDENT TRANSACTIONS – CORE OFFICE

Date Announced	Target	Acquiror	Txn Value ($Bn)	Consideration (% Cash / Stock)	NTM FFOx
02/13/20	Godewind Immobilien AG	Covivio	$1.2	100% / -	n/a
03/25/19	TIER REIT, Inc.	Cousins Properties Incorporated	2.4	- / 100%	20.0x
09/04/18	Investa Office Fund	OMERS Administration Corporation	2.7	100% / -	18.8x
07/31/18	Forest City Realty Trust, Inc.	Brookfield Asset Management Inc.	11.4	100% / -	16.6x
06/30/17	Parkway, Inc.	Canada Pension Plan Investment Board	1.2	100% / -	15.9x
06/28/17	First Potomac Realty Trust	Government Properties Income Trust	1.4	100% / -	13.9x
04/29/16	Parkway Properties, Inc.	Cousins Properties Incorporated	3.6	- / 100%	13.5x
06/16/15	DO Deutsche Office AG	alstria office REIT-AG	1.9	- / 100%	n/a
11/07/14	Songbird Estates plc.	BPY, QIA	9.6	100% / -	n/a
09/05/13	Thomas Properties Group, Inc.	Parkway Properties, Inc.	1.2	- / 100%	37.8x
01/17/12	Whiterock REIT	Dundee REIT	1.1	60% / 40%	12.5x
08/28/11	Charter Hall Office Trust	GIC, Macquarie, Public Sector Pension IB	1.6	100% / -	26.5x
Min			**$1.1**		**12.5x**
Mean			**3.3**		**19.5x**
Median			**1.8**		**16.6x**
Max			**11.4**		**37.8x**

Source: *FactSet, SNL Financial and company filings as of 03/02/21.*

LAZARD 32

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL C Core Retail PROJECT E- 4

HIGHLY CONFIDENTIAL Preliminary Working Draft C CORE RETAIL PROJECT E- 4 Preliminary Core Retail Segment Implied Value Range PRELIMINARY CORE RETAIL IMPLIED VALUE RANGE METHODOLOGY IMPLIED GROSS VALUE ($MMS) COMMENTS & ASSUMPTIONS Discounted Cash Flow • DCF analysis on core retail segment • WACC range of 6.25-7.25%; exit cap rate range of 6.25-6.75% Trading Comps: NTM FFO (x) Current NTM FFO (x) • 8.0-11.5x range applied to office segment NTM (2021B) FFO of $505MM • Midpoint reflects current average NTM FFOx of select comparable companies 3-Year NTM FFO (x) • 9.0-11.0x range applied to office segment NTM (2021B) FFO of $505MM • Midpoint reflects 3-year historical average NTM FFOx of select comparable companies Precedent Transactions • 13.5-14.5x range applied to office segment NTM (2021B) FFO of $505MM $23,895 $25,070 $25,575 $27,846 $25,925 $26,837 $26,584 $28,350 $22,000 $24,000 $26,000 $28,000 $30,000 Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21. Note: NTM (2021B) retail segment recurring FFO used in NTM FFO (x) trading comps and precedent transactions ranges adjusts 2021B management segment FFO by adding in incremental same property NOI and incremental same property interest expense for 2021B interim-year dispositions (including Q Co.), and allocating corporate-level G&A to retail segment based on gross asset value by segment. 33

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 C CORE RETAIL

Discounted Cash Flow Analysis – Core Retail

Summary Projected Cash Flows

($ in MMs at Peak Share)	Peak Management Projections					CAGR
	2021B	2022B	2023B	2024B	2025B	'21B-'25B
Cash Property Revenue	$2,063	$2,028	$1,922	$1,906	$1,936	(1.6%)
Operating Expenses	(643)	(591)	(549)	(529)	(527)	(4.9%)
Core Retail Cash NOI	**$1,419**	**$1,436**	**$1,373**	**$1,377**	**$1,409**	(0.2%)
Cash NOI Growth	*(1.0%)*	*1.2%*	*(4.4%)*	*0.3%*	*2.3%*	
Lease Termination Income	9	-	-	-	-	n/a
Straight-Line / Free Rental Adjustment	(11)	(24)	(17)	(11)	14	n/a
Other Non-Cash Adjustments	-	-	-	-	-	n/a
Core Retail IFRS NOI	**$1,417**	**$1,413**	**$1,356**	**$1,366**	**$1,422**	0.1%
Total NOI Growth	*(7.0%)*	*(0.3%)*	*(4.0%)*	*0.8%*	*4.1%*	
Other Income	16	20	17	12	12	(7.6%)
Fee Revenue (Outside of NOI)	134	130	135	141	146	2.3%
G&A Expense	(231)	(238)	(246)	(252)	(259)	2.9%
Allocated Corporate G&A	(81)	(104)	(117)	(123)	(127)	12.0%
Core Retail EBITDA	**$1,256**	**$1,221**	**$1,145**	**$1,144**	**$1,195**	(1.2%)
Total EBITDA Growth	*(11.0%)*	*(2.8%)*	*(6.2%)*	*(0.1%)*	*4.5%*	
Adjustments						
SL / Free Rent & Other Non-Cash Adj.	$11	$24	$17	$11	($14)	
Capital Spend, Carried Interest & Taxes						
Property Acquisitions	-	-	-	-	-	
Property Disposals	2,149	2,373	592	474	36	
Property Plant and Equipment	-	-	-	-	-	
Development Costs	-	-	-	-	-	
Maintenance and Growth Capex, TIs, LCs	(431)	(417)	(351)	(343)	(342)	
Change in Working Capital	66	118	27	3	2	
Carried Interest Distributions	-	-	-	-	-	
Cash Taxes	(14)	(3)	(3)	(3)	(3)	
Total	**$1,770**	**$2,070**	**$265**	**$130**	**($308)**	
Unlevered Cash Flow	**$3,038**	**$3,315**	**$1,427**	**$1,285**	**$874**	
Terminal Value	-	-	-	21,673		
Unlevered Cash Flow & Terminal Value	**$3,038**	**$3,315**	**$1,427**	**$22,958**		

Key Assumptions & Terminal Value

Date	12/31/20
Discount Rate (WACC)	6.8%
2025B Total Cash NOI	1,409
Exit Cap Rate	6.5%
Implied Total Terminal Value	**$21,673**
Implied EBITDA Exit Multiple	*18.1x*
Implied Perpetuity Growth Rate	*2.9%*

Implied Gross Value

2021B to 2024B Discounted Cash Flows	$8,182
NPV of Terminal Value	16,687
Implied Core Retail Gross Value	**$24,869**

Implied Gross Value Sensitivity

		Discount Rate			Perp. Growth
		7.3%	6.8%	6.3%	
Exit Cap Rate	6.75%	23,895	24,251	24,615	2.7%
	6.50%	24,501	24,869	25,245	2.9%
	6.25%	25,156	25,536	25,925	3.0%

LAZARD

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/02/21.
Note: Corporate G&A allocated based on gross asset value by segment.

34

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PROJECT E-4 C CORE RETAIL

WACC Analysis – Core Retail

SELECT COMPARABLE COMPANIES UNLEVERED BETA ANALYSIS

($ in MMs) Select Comparable Companies	Equity Mrkt. Cap (a)	Pref. Equity @ Liq. Pref.	Net Debt (a)	Total Capital	Total Capital Weighting Equity	ND + Pref	ND + Pref / Equity	Local 3-yr Avg. Barra Beta	Unlevered Beta
Simon Property Group, Inc.	$41,972	$40	$32,870	$74,882	56.1%	43.9%	78.4%	1.06	0.60
Macerich Company	2,090	103	8,295	10,488	19.9%	80.1%	401.9%	1.25	0.25
Peer Min	**$2,090**	**$40**	**$8,295**	**$10,488**	**19.9%**	**43.9%**	**78.4%**	**1.06**	**0.25**
Peer Mean	**22,031**	**72**	**20,583**	**42,685**	**38.0%**	**62.0%**	**240.1%**	**1.16**	**0.42**
Peer Max	**41,972**	**103**	**32,870**	**74,882**	**56.1%**	**80.1%**	**401.9%**	**1.25**	**0.60**
Brookfield Property Partners L.P	**$3,836**	**$312**	**$20,721**	**$24,869**	***15.4%***	***84.6%***	***548.3%***	**1.56**	**0.24**

PEAK PEER-DERIVED WACC

	Mid-Point Drivers	Assumptions Range Low	Assumptions Range High		Levered Beta Low	Levered Beta High	Implied Cost of Equity Low	Implied Cost of Equity High	Implied WACC Low	Implied WACC High
Unlevered Beta	0.42	0.32	0.52		2.08	3.36	16.3%	25.5%	5.8%	7.2%
Net Debt + Pref / Total Capital (b)	84.6%	79.6%	89.6%		2.05	4.02	16.1%	30.2%	6.4%	6.6%
Implied Levered Beta	2.72									
Risk-Free Rate of Return (c)	1.4%									
US Market Equity Risk Premium (c)	7.15%									
Cost of Equity	20.9%									
Pre-Tax Cost of Debt (b)	3.91%									
Tax Rate	0.94%			**Min/Max**	**2.05**	**4.02**	**16.1%**	**30.2%**	**5.8%**	**7.2%**
Illustrative WACC	**6.5%**			**Selected Range**					**6.25%**	**7.25%**

Source: *Peak filings, Peer filings, FactSet, MSCI Barra Beta Global Equity Model, Duff & Phelps, and SNL Financial as of 03/02/21.*

Note: Barra predicted Global Beta data as of [01/31/21]. Mid-point drivers held constant under each range of input assumptions for respective sensitivities. Peak Equity Market Cap implied by using Core Retail DCF Gross Value and subtracting debt capital securities and preferred equity. Tax rate based on average 2021B-2025B Core Retail weighted average cash tax rate. Net Debt / Total Capital is the approximate midpoint of our segment value range.

(a) Total net debt includes pro rata portion of debt and leases in unconsolidated joint ventures wherever disclosed.
(b) Calculated based on Peak 4Q 2020 10-Q.
(c) Risk free rate represents yield on U.S 10-Year Treasury. Equity Risk Premium of 7.15% is the long-term "historical" (i.e., realized) ERP as of 2019 as published by Duff & Phelps and consistent with previously published "back page" of the Ibbotson Associates/Morningstar SBBI® Valuation Yearbook (discontinued).

LAZARD

35

HIGHLY CONFIDENTIAL Preliminary Working Draft 15.1x 11.5x 5.9x 8.7x - 5.0x 10.0x 15.0x 20.0x 25.0x 03/02/16 03/02/17 03/02/18 03/02/19 03/02/20 03/02/21 Peak SPG MAC Select Comparable Companies (c) PROJECT E- 4 Source: FactSet as of 03/02/21. (a) Analyst consensus 2021B FFO per unit of $1.11 per FactSet. Management 2021B FFO per unit of 0.89 per Management projections. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20. HISTORICAL NTM FFO MULTIPLES OVER LAST FIVE YEARS Historical NTM FFO Multiples Analysis – Core Retail Implied 14.9x Analyst 2021E FFO @ $16.50 Proposal(a) C CORE RETAIL Implied 18.5x Mgmt 2021B FFO @ $16.50 Proposal(a) Select NTM FFO Comparable Mult. Spread Peak SPG MAC Companies to Select Peers Current 15.1x 11.5x 5.9x 8.7x 6.4x Unnaffected(b) 11.9x 8.9x 4.6x 6.8x 5.1x 1-Year Avg. 10.5x 7.2x 3.7x 5.5x 5.0x 3-Year Avg. 11.6x 11.1x 8.6x 9.8x 1.8x 5-Year Avg. 13.3x 12.9x 11.8x 12.4x 0.9x 36

HIGHLY CONFIDENTIAL Preliminary Working Draft 6.4% 7.3% 6.9% - 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 03/02/16 03/02/17 03/02/18 03/02/19 03/02/20 03/02/21 SPG MAC Select Comparable Companies (a) PROJECT E- 4 Source: Green Street as of 03/02/21. Note: Select Comparable Companies are SPG and MAC. (a) On 04/28/20, GSA revised NTM NOI and Asset Values in the mall REIT sector downwards. On 08/27/20, GSA amended its cap rate calculation to be based on stabilized underwriting. Historical averages exclude cap rates between the two periods. HISTORICAL IMPLIED CAP RATES OVER LAST FIVE YEARS Reflects change in GSA Cap Rate Methodology(b) Historical Implied Cap Rate Analysis – Core Retail C CORE RETAIL Select Comparable SPG MAC Companies (a) Current 6.4% 7.3% 6.9% Unnaffected (b) 7.3% 7.6% 7.5% 1-Year Avg. 8.2% 8.1% 8.1% 3-Year Avg. 6.7% 7.0% 6.8% 5-Year Avg. 6.2% 6.3% 6.2% 37

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 C CORE RETAIL

Selected Retail Asset-Level Transactions

Selected Mall Transactions (Greater Than $75MM in US; Last 3 Years)

Closing Date	Property Name	State	GSA Grade	SF (000s)	Occ.	Price $MMs	Price $ PSF	Cap Rate	Buyer / Seller
05/22/20	609 Fifth Ave (Retail Condo)	NY	Urban	47	100%	$168	$3,605	5.5%	Reuben Brothers / SL Green
01/31/20	Garden City Center	RI	n/a	531	n/a	181	341	6.5%	CrossHarbor Capital, WS Development / TA Realty, LACERA
12/31/19	Redmond Town Center	WA	A-	386	93%	200	518	7.2%	Harbert Mgmt., Fairbourne / JSH Properties, DRA Advisors
09/13/19	Promenade Shops at Briargate	CO	A-	232	91%	93	402	7.4%	Hines / CalPERS, Miller Capital Advisory
05/07/19	Meadow Glen Mall	MA	n/a	292	100%	86	294	5.3%	DWS Group / Urban Retail Properties, New England Development
04/24/19	Del Sol Boston (Retail Condo)	MA	Urban	62	100%	82	1,330	4.1%	Gazit-Globe / Anglo Irish Bank, Clarendon
01/24/19	One Bellevue Place	TN	n/a	363	n/a	93	256	6.0%	MetLife / Branch, Crosland Southeast, RPAI
01/01/19	El Paseo de Saratoga	CA	n/a	341	100%	147	430	4.8%	Sand Hill Prop Co / Terramar Retail Centers
12/20/18	Waverly	NC	n/a	204	93%	88	431	6.1%	Ascentris / Childress Klein, Crosland Southeast, Matthews Family
08/30/18	Christiana Mall	DE	A+	779	n/a	1,043	1,339	4.5%	CalPERS / Brookfield Property REIT
07/20/18	Ellsworth Place	MD	n/a	348	92%	92	265	7.2%	GBT Realty, Equity Resource, Avante / PRV, Rockwood
06/12/18	Westgate City Center	AZ	n/a	508	89%	133	262	7.1%	YAM Properties / iStar Financial
06/01/18	Streets of Brentwood	CA	n/a	359	92%	86	239	7.0%	Fairbourne Properties / RED Development, DRA Advisors
04/17/18	Silver Spring Square	PA	n/a	342	98%	80	234	7.0%	Wilder Cos / DDR
Min						$80		4.1%	
Mean						184		6.1%	
Median						93		6.3%	
Max						1,043		7.4%	

LAZARD 38

Source: RCA (Real Capital Analytics) as of 03/02/21.

Note: Cap rates are reported by brokers or other sources on single asset and portfolio sales and likely include an allocated management fee. Gold dotted line represents transactions before or after COVID.

HIGHLY CONFIDENTIAL Preliminary Working Draft C CORE RETAIL PROJECT E- 4 Precedent Transactions Analysis – Core Retail SELECT PRECEDENT TRANSACTIONS – PEAK CORE RETAIL Date Txn Value Consideration NTM Announced Target Acquiror ($Bn) (% Cash / Stock) FFOx 11/15/20 Taubman Centers, Inc. (a) Simon Property Group, Inc. $7.5 100% / - 14.4x 03/26/18 GGP Inc. Brookfield Asset Management Inc. 27.9 61% / 39% 13.5x 09/16/14 Glimcher Realty Trust Washington Prime Group Inc. 4.3 73% / 27% 18.0x Min $4.3 13.5x Mean 13.2 15.3x Median 7.5 14.4x Max 27.9 18.0x Source: FactSet, SNL Financial and company filings as of 03/02/21. Note: Gold dotted line represents transactions before or after COVID. (a) Negotiated revised purchase price for the acquisition originally announced 02/10/20 and committed to pre-COVID. 39

HIGHLY CONFIDENTIAL Preliminary Working Draft CONFIDENTIAL Appendix PROJECT E- 4

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 APPENDIX

Sum-of-the-Parts Analysis – Steady State

Sum-of-the-Parts Build

Core Office	
2021B-2024B Discounted Cash Flows	$1,437
NPV of Terminal Value	27,530
Core Office Gross Value	**$28,966**
Core Retail	
2021B-2024B Discounted Cash Flows	$4,899
NPV of Terminal Value	19,065
Core Retail Gross Value	**$23,963**
LP Investments	
Book Value of Commercial Property, Dev't & PPE	$12,465
Net Other Assets	
Net Other Assets / (Liabilities)	(343)
Land Value	
Value of Land Undeveloped Through 2024B (a)	1,354
Implied Enterprise Value	**$66,405**
Asset-Level Debt at Share	(47,309)
Corporate Debt at Share	(4,047)
Capital Securities, Adjusted (b)	(205)
Preferred Equity	(3,339)
Cash & Equivalents	1,733
Implied Equity Value	**$13,238**
Implied Equity Value / Unit	**$13.16**
Memo: Peak Total Units Outstanding (MMs)	*1,006.1*

Sum-of-the-Parts Sensitivity

High	Mid	Low
$17.53	$13.16	$9.40

Office – Key Assumptions & Terminal Value

Discount Rate (WACC)	5.5%
2025B Total Cash NOI	1,961
Exit Cap Rate	5.8%
Implied Total Terminal Value	**$34,109**
Implied EBITDA Exit Multiple	*17.3x*
Implied Perpetuity Growth Rate	*1.5%*

Office – Gross Value Sensitivity

		Discount Rate		
		6.0%	5.5%	5.0%
Exit Cap Rate	6.25%	26,262	26,764	27,277
	5.75%	28,424	28,966	29,521
	5.25%	30,996	31,588	32,194

Retail – Key Assumptions & Terminal Value

Discount Rate (WACC)	6.8%
2025B Total Cash NOI	1,610
Exit Cap Rate	6.5%
Implied Total Terminal Value	**$24,762**
Implied EBITDA Exit Multiple	*16.3x*
Implied Perpetuity Growth Rate	*2.7%*

Retail – Gross Value Sensitivity

		Discount Rate		
		7.3%	6.8%	6.3%
Exit Cap Rate	6.75%	22,884	23,257	23,639
	6.50%	23,577	23,963	24,359
	6.25%	24,325	24,726	25,136

Illustrative Sensitivity of LP Investments Value

LP Investments Marked Value (12/31/20)	$10,805
LP Inv. Net Other Assets / (Liabilities)	1,660
Gross LP Investments Marked Value	**$12,465**
LP Inv. Net Debt, Pref, Capital Securities	(7,186)
Net LP Investments Marked Value	**$5,279**
Assumed % Discount to Marked Value	-
Assumed Net LP Inv. Marked Value	**$5,279**

	% Discount to Marks		
	(10%)	(5%)	-
Equity $	($528)	($264)	-
Equity $ / Unit	($0.52)	($0.26)	-

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, and SNL Financial as of 03/02/21.*

Note: Steady-state cash NOI and FCF assumes all properties in the Core Office portfolio (excluding certain 2021B land parcel sales) and Core Retail portfolio (excluding 2021B Q-Co. liquidation) continue to be held at their pro rata ownerships as of 12/31/20 through the forecast period. Incremental capital spending on the retained NOI is assumed at a constant NOI margin to management's business plan. Assumes no cash taxes given no disposition activity.

(a) Capital securities balance adjusted for mandatorily convertible preferred securities included within fully-diluted units outstanding count.

(b) Today's value of land not developed during the projection period.

LAZARD

40

HIGHLY CONFIDENTIAL Preliminary Working Draft ($2.55) $0.77 $5.57 ($0.05) $6.25 ($0.76) $3.40 ($1.68) $15.70 $13.16 $13.93 $19.50 $19.45 $25.69 $24.94 $28.33 $26.65 $26.65 - $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 SOTP Business Plan SOTP Steady State No Corporate G&A + IFRS Retail CFs + IFRS Retail Disc. Rates + IFRS Retail Cap Rates + IFRS Office Disc. Rates + IFRS Office Cap Rates + Effect of Other Items IFRS NAV APPENDIX PROJECT E- 4 ILLUSTRATIVE VALUE BRIDGE TO IFRS NAV Illustrative Bridge of SOTP Business Plan Equity Value / Unit to IFRS NAV / Unit • SOTP Business Plan − SOTP DCF using Peak BP CFs and market discount & cap rates − WACC: 5.0-6.0% (office), 6.25-7.25% (retail) − Cap Rate: 5.25-6.25% (office), 6.25-6.75% (retail) A • SOTP Steady State − Utilizes illustrative Peak steady state cash flows adjusting out capital recycling activity to derive a same-property perspective − Same discount rates and cap rates as in (A) B • Retail IFRS Cash Flows − Replaces steady state cash flows from (C) with IFRS cash flows, which use more accelerated leasing ramp assumptions − Assumes no disposals of Q Co. assets in cash flows D • Retail Discount Rate − Same analysis as in (D), but uses IFRS discount rate (6.80%) for retail instead of midpoint rate in (A) E • Retail Cap Rate − Same analysis as in (E), but uses IFRS terminal cap rate (5.2%) for retail instead of midpoint rate in (A) F • Office Discount Rate − Same analysis as in (F), but uses IFRS discount rate (6.2%) for office instead of midpoint rate in (A) G • Office Cap Rate − Same analysis as in (G), but uses IFRS terminal cap rate (5.1%) for office instead of midpoint rate in (A) H • Removal of Corporate G&A − Same analysis as in (B), but removes the burden of Peak corporate-level G&A to 2021B - 2024B cash flows C A B C D E F G H I • Effect of Other Potential Items − IFRS 10-year DCF vs. SOTP 4-year DCF • ~80+% of gross value from terminal value in 4-year DCF − Potential IFRS balance sheet and net other assets adjustments I Source: Peak 5-year business plan, Peak filings, FactSet, and SNL Financial as of 03/02/21. Value is offset by ~$0.89 - $1.06/unit from ~3% management fee included in IFRS DCF cash flows • Other Items NAV & SOTP Do Not Reflect − Transactions costs − Potential discounts on non-controlling interests − Any other potential public market-discounts − IFRS does not necessarily reflect value if assets sold today 41

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 APPENDIX

Precedent Brookfield-Related Transactions

In prior instances where Brookfield or Brookfield-related entities have bought out minority interests, it has generally increased its initial offer by ~2-8%

PRIOR BROOKFIELD-RELATED TRANSACTIONS

	Initial Offer						Final Deal Price					P / (D) to				
Transaction	Announce. Date	% Cash / Stock	% Owned / % Sought	Headline Price	Implied Blended Offer Price	P / (D) to Unaffected	Announce. Date	% Cash / Stock	Initial Offer at Mkt. Pricing (a)	Headline Price	Implied Blended Offer Price	Headline Price	Target Current Mkt. Price	Unaffected	Initial Offer at Mkt. Pricing (a)	% Increase (b)
BBU / Genworth	10/26/20	100% Cash	57% / 43%	$33.07	$33.07	22.3%	-	-	-	-	-	n/a	n/a	n/a	n/a	n/a
BRP / TerraForm (c)	1/11/20	100% Stock	62% / 38%	17.31	17.31	10.9%	3/16/20	100% Stock	$13.57	$14.36	$14.36	(17.0%)	19.6%	(7.9%)	5.8%	5.8%
BBU / Teekay (d)	5/17/19	100% Cash	73% / 27%	1.05	1.05	(13.2%)	10/1/19	100% Cash	1.05	1.55	1.55	47.6%	33.6%	28.1%	47.6%	47.6%
BPY / GGP (e)	11/13/17	50% / 50%	34% / 66%	23.00	22.76	19.7%	3/26/18	61% / 39%	20.74	23.50	21.79	2.2%	3.0%	14.6%	5.1%	2.9%
BPY / BOX	1/23/17	100% Cash	83% / 17%	22.54	22.54	14.6%	4/20/17	100% Cash	22.54	24.33	24.33	8.0%	3.4%	23.8%	8.0%	8.0%
BAM / Rouse (f)	1/19/16	100% Cash	33% / 67%	17.00	17.00	26.0%	2/25/16	100% Cash	17.00	18.25	18.25	7.4%	2.8%	35.3%	7.4%	7.4%
BAM / BRP	10/23/14	100% Cash	30% / 70%	23.00	23.00	21.0%	12/23/14	100% Cash	23.00	24.25	24.25	5.4%	5.4%	27.6%	5.4%	5.4%
BPY / BPO	9/30/13	33% / 67%	51% / 49%	19.34	19.39	15.6%	2/11/14	33% / 67%	18.99	20.34	19.32	5.2%	4.6%	15.2%	1.7%	1.7%
BIP / Prime Infra.	8/23/10	100% Stock	40% / 60%	4.11	4.08	27.8%	10/19/10	4% / 96%	4.96	5.15	5.15	25.3%	13.0%	61.3%	4.0%	4.9%
BAM / BPY				**$16.50**	**$16.50**	**14.0%**										
Min						**(13.2%)**						**(17.0%)**	**2.8%**	**(7.9%)**	**1.7%**	**1.7%**
Median						**19.7%**						**6.4%**	**5.0%**	**25.7%**	**5.6%**	**5.6%**
Mean						**16.1%**						**10.5%**	**10.7%**	**24.7%**	**10.6%**	**10.5%**
Max						**27.8%**						**47.6%**	**33.6%**	**61.3%**	**47.6%**	**47.6%**

Source: *Company filings, FactSet, and Wall Street research as of 03/02/21.*

(a) Initial Offer at Market Pricing is calculated using the following formula: (Initial Offer Cash % * Initial Offer Cash value) + (Initial Equity % * (Buyer Share Price as of Final Deal Unaffected Date * Initial Exchange Ratio).

(b) % Increase is calculated using the following formula: (Final Cash Value * Final Cash % + Final Offer Exchange Ratio * Initial Unaffected Buyer Stock Price * Final Equity %) / (Initial Cash Value *Initial Offer Cash % + Initial Unaffected Buyer Stock Price * Initial Exchange Ratio * Initial Equity %)

(c) The offer progression of the transaction was: .36x Exchange Ratio -> .365x Exchange Ratio -> .37x Exchange Ratio -> .375x Exchange Ratio -> .38x Exchange Ratio -> .381x Exchange Ratio.

(d) The offer progression of the transaction was: $1.05 -> $1.50 -> $1.55.

(e) The offer progression of the transaction was: $23.00 (50% Cash / 50% Stock, .9656x Exchange Ratio) -> $23.00 (60% Cash / 40% stock, .9656x Exchange Ratio) -> $23.50 (61% Cash / 39% Stock, 1.0000x Exchange Ratio).

(f) The offer progression of the transaction was: $17.00 -> $17.75 -> $18.25.

LAZARD 42

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 APPENDIX

Fee Income and G&A Peer Benchmarking

FEE INCOME AND G&A PEER BENCHMARKING

Company	Annualized G&A	Annualized Fee Income	Total Assets	TEV	(G&A less: Fee Income) / Total Assets	(G&A less: Fee Income) / TEV	Fee Income % of G&A
KW	(112,800)	35,600	7,176,600	7,245,629	(1.1%)	(1.1%)	31.6%
BXP	(119,048)	37,460	22,858,190	29,747,834	(0.4%)	(0.3%)	31.5%
SLG	(94,408)	8,800	12,324,039	9,725,440	(0.7%)	(0.9%)	9.3%
DEI	(39,736)	892	9,250,825	10,563,686	(0.4%)	(0.4%)	2.2%
JBGS	(157,172)	107,948	6,277,324	6,306,907	(0.8%)	(0.8%)	68.7%
HPP	(95,756)	4,296	8,350,202	8,059,020	(1.1%)	(1.1%)	4.5%
PGRE	(64,424)	25,512	8,554,097	5,988,185	(0.5%)	(0.6%)	39.6%
VNO	(245,016)	150,068	16,221,822	15,041,925	(0.6%)	(0.6%)	61.2%
GPOR	(36,155)	2,242	3,556,626	3,154,289	(1.0%)	(1.1%)	6.2%
AP-UT	(17,251)	292	7,455,601	5,839,702	(0.2%)	(0.3%)	1.7%
D.UT	(4,835)	2,046	2,291,125	1,809,806	(0.1%)	(0.2%)	42.3%
DLN	(47,926)	4,204	8,023,149	6,298,492	(0.5%)	(0.7%)	8.8%
SPG	(186,460)	101,344	34,786,846	66,943,565	(0.2%)	(0.1%)	54.4%
MAC	(132,540)	22,588	9,184,005	7,654,447	(1.2%)	(1.4%)	17.0%
Total / Medians			**198,218,930**	**212,596,681**	**(0.6%)**	**(0.7%)**	**24.3%**
Office Comps Median					**(0.5%)**	**(0.6%)**	**9.3%**
Retail Comps Median					**(0.7%)**	**(0.8%)**	**35.7%**
Corporate Comps Median					**(0.6%)**	**(0.7%)**	**24.3%**
BPY (20A)	**(738,000)**	**226,000**	**83,473,174**	**89,064,279**	**(0.6%)**	**(0.6%)**	**30.6%**
BPY (21B)	**(799,972)**	**354,484**	**82,567,894**	**89,064,279**	**(0.5%)**	**(0.5%)**	**44.3%**
BPY (22B)	**(838,905)**	**292,561**	**83,399,688**	**89,064,279**	**(0.7%)**	**(0.6%)**	**34.9%**
BPY (23B)	**(844,591)**	**272,088**	**83,399,688**	**89,064,279**	**(0.7%)**	**(0.6%)**	**32.2%**
BPY (24B)	**(852,193)**	**284,153**	**83,536,076**	**89,064,279**	**(0.7%)**	**(0.6%)**	**33.3%**

LAZARD

43

Source: Peak filings, Peer filings, FactSet, Wall Street research and SNL Financial as of 03/02/21.

HIGHLY CONFIDENTIAL Preliminary Working Draft PROJECT E- 4 CORE OFFICE PEER NTM FFO TRADING DATA Additional Data - Historical NTM FFO Multiples APPENDIX Source: FactSet as of 03/02/21. BXP VNO KRC DEI SLG HPP PGRE JBGS AP.UT-CA DXS-AU D.UT-CA Avg of Peer Avg. Current 14.9x 15.7x 15.3x 17.5x 10.7x 13.3x 11.4x 22.0x 16.7x 14.2x 12.5x 14.9x 1-year 12.7x 12.6x 14.3x 14.1x 7.7x 11.9x 9.0x 19.9x 16.7x 13.7x 12.4x 13.2x 3-year 16.5x 15.8x 17.8x 17.0x 11.2x 14.8x 12.7x 25.0x 19.4x 16.0x 14.4x 16.4x 5-year 18.1x 16.9x 18.5x 18.0x 12.8x 15.6x 14.9x 25.0x 18.2x 15.5x 12.4x 16.6x Min 10.2x 9.0x 11.5x 10.8x 5.4x 7.7x 6.4x 14.1x 13.2x 11.7x 6.6x 10.0x Mean 18.1x 16.9x 18.5x 18.0x 12.8x 15.6x 14.9x 25.0x 18.2x 15.5x 12.4x 16.6x Median 18.8x 17.6x 19.5x 18.8x 13.6x 16.3x 15.2x 23.3x 17.9x 15.0x 13.0x 17.0x Max 23.0x 20.5x 21.7x 21.2x 17.4x 18.4x 20.9x 37.2x 25.0x 20.0x 22.1x 19.4x CORE RETAIL PEER NTM FFO TRADING DATA SPG MAC Avg of Peer Avg. Current 11.5x 5.9x 8.7x 1-year 7.2x 3.7x 5.5x 3-year 11.1x 8.6x 9.8x 5-year 12.9x 11.8x 12.4x Min 3.6x 1.6x 2.6x Mean 12.9x 11.8x 12.4x Median 13.5x 13.4x 13.5x Max 20.0x 20.9x 20.5x 44

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 APPENDIX

Peak & Peers Trading Data Since the Unaffected Date

PEAK & PEERS TRADING DATA SINCE THE UNAFFECTED DATE	Unit Price				Price / NTM FFO			Implied Nominal / Spot Cap Rates		
Company	Current	Unaff.	Δ	% Δ	Current	Unaff.	Δ	Current	Unaff.	Δ
BXP	$101.39	$94.53	$6.86	7.3%	14.9x	14.0x	0.9x	5.4%	5.7%	(0.3%)
VNO	43.67	37.34	6.33	17.0%	15.7x	13.7x	2.0x	6.2%	6.8%	(0.6%)
KRC	63.86	57.40	6.46	11.3%	15.3x	13.8x	1.5x	6.3%	6.8%	(0.6%)
DEI	32.74	29.18	3.56	12.2%	17.5x	15.4x	2.2x	5.1%	5.5%	(0.4%)
SLG	70.51	61.32	9.19	15.0%	10.7x	9.1x	1.6x	6.3%	6.7%	(0.5%)
HPP	25.84	24.02	1.82	7.6%	13.3x	12.6x	0.8x	6.5%	6.9%	(0.4%)
PGRE	9.63	9.04	0.59	6.5%	11.4x	10.8x	0.6x	6.3%	6.5%	(0.2%)
JBGS	32.09	31.27	0.82	2.6%	22.0x	21.4x	0.6x	6.0%	6.2%	(0.2%)
AP.UT-CA	31.39	29.69	1.69	5.7%	16.7x	16.3x	0.5x	5.0%	5.5%	(0.5%)
DXS-AU	7.11	7.25	(0.14)	(2.0%)	14.2x	14.3x	(0.2x)	4.9%	5.0%	(0.1%)
D.UT-CA	16.02	15.54	0.48	3.1%	12.5x	12.2x	0.3x	5.4%	5.6%	(0.3%)
GPOR-GB	9.55	9.13	0.42	4.6%	n/a	n/a	n/a	5.1%	5.3%	(0.3%)
CLI-GB	3.07	3.07	0.00	0.0%	n/a	n/a	n/a	7.0%	7.0%	(0.0%)
DLN-GB	45.84	42.32	3.52	8.3%	n/a	n/a	n/a	4.4%	4.7%	(0.3%)
AOX-DE	16.80	18.20	(1.40)	(7.7%)	n/a	n/a	n/a	4.6%	4.2%	0.4%
Avg of Office Peers				**6.1%**			**1.0x**			**(0.3%)**
SPG	$111.68	$85.28	$26.40	31.0%	11.5x	8.9x	2.5x	6.4%	7.3%	(0.9%)
MAC	13.00	10.67	2.33	21.8%	5.9x	4.6x	1.2x	7.3%	7.6%	(0.3%)
Avg of Retail Peers				**26.4%**			**1.9x**			**(0.6%)**
Peak	**$17.27**	**$14.47**	**$2.80**	**19.4%**	**15.1x**	**11.9x**	**3.2x**			

Source: *FactSet and Green Street as of 03/02/21.*

LAZARD 45

HIGHLY CONFIDENTIAL Preliminary Working Draft PROJECT E- 4 PEAK & BLACKSTONE IRR MARKS OVER TIME Source: Peak filings and public filings as of 03/02/21. Note: Blackstone values are total net IRR’s. Peak values are gross IRR’s. Averages are weighted by total committed capital. Peak & Blackstone IRR Marks Over Time 18% Gross IRR 18% 10% 14% Net IRR 13% 14% 5% 10% 15% 20% 25% 12/31/2020 09/30/2020 06/30/2020 03/31/2020 12/31/2019 09/30/2019 06/30/2019 03/31/2019 12/31/2018 09/30/2018 06/30/2018 W.A Peak: BSREP, BREF BSREP BREF W.A Blackstone: BREP VI, BREP VII, BREP VIII BREP VI BREP VII BREP VIII APPENDIX 46

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 APPENDIX

Summary of Ownership For Peak and Peak.UT

SUMMARY OF OWNERSHIP FOR PEAK AND PEAK.UT

#	Holder: Peak / Peak.UT	# of Units	Ownership %	Cumulative Ownership
1	Mountain	577,873	61.7%	61.7%
2	RBC Global Asset Management, Inc.	12,764	1.4%	63.1%
2	Manulife Investment Management Ltd.	10,939	1.2%	64.3%
3	RBC Dominion Securities, Inc. (Investment Management)	7,029	0.8%	65.0%
4	CIBC World Markets, Inc.	6,364	0.7%	65.7%
5	BMO Asset Management, Inc.	5,861	0.6%	66.3%
6	Letko, Brosseau & Associates Inc.	4,343	0.5%	66.8%
7	TD Asset Management, Inc.	4,053	0.4%	67.2%
8	Goldman Sachs & Co. LLC (Private Banking)	3,790	0.4%	67.6%
9	Invesco Canada Ltd.	3,464	0.4%	68.0%
10	Principal Global Investors LLC	3,110	0.3%	68.3%
11	Invesco Advisers, Inc.	3,002	0.3%	68.7%
12	BlackRock Fund Advisors	2,930	0.3%	69.0%
13	Capital Research & Management Co. (World Investors)	2,871	0.3%	69.3%
14	Capital Research & Management Co. (International Investors)	2,854	0.3%	69.6%
15	Capital Research & Management Co. (Global Investors)	2,831	0.3%	69.9%
16	CIBC Asset Management, Inc.	2,823	0.3%	70.2%
17	1832 Asset Management LP	2,328	0.2%	70.4%
18	HSBC Global Asset Management (Canada) Ltd.	1,804	0.2%	70.6%
19	First Manhattan Co.	1,466	0.2%	70.8%
20	Invesco Capital Management LLC	1,327	0.1%	70.9%

Source: *FactSet as of 03/02/21.*
Note: Ownership figures are as of the most recently available public ownership filings (12/31/20 for the majority) and do not reflect interim turnover since the Mountain offer was publicly announced on 01/04/21.

LAZARD 47

HIGHLY CONFIDENTIAL
Preliminary Working Draft

PROJECT E-4 APPENDIX

NTM (2021E) Recurring Run-Rate FFO Build – Core Office and Core Retail

NTM Recurring FFO Build – Core Office

Run Rate Core Office FFO Adjustment - SOTP FFOx	2021B	Notes
Business Plan Core Office FFO	671	
Less: Condo Sale Proceeds	(87)	Proceeds from forecasted condo sales removed from recurring FFO
Business Plan Recurring Core Office FFO	**584**	
Add: Incremental SS NOI	21	True-up to full year NOI for 2021 interim-year disposals
Less: Incremental Interest Expense For Full-Year	(11)	True-up to full year asset-level debt interest expense for 2021 interim-year disposals
Less: Allocated Corporate G&A	(87)	Corporate G&A allocated by % of GAV by segment
Steady State Adj. Recurring Core Office FFO for SOTP FFOx	**508**	

NTM Recurring FFO Build – Core Retail

Run Rate Core Retail FFO Adjustment - SOTP FFOx	2021B	Notes
Business Plan Core Retail FFO	484	
Add: Incremental SS NOI (Incl. Q-Co)	140	True-up to full year NOI for 2021 interim-year disposals (incl. Q-Co)
Less: Incremental Interest Expense For Full-Year (Incl. Q-Co)	(38)	True-up to full year asset-level debt interest expense for 2021 interim-year disposals (incl. Q-Co)
Less: Allocated Corporate G&A	(81)	Corporate G&A allocated by % of GAV by segment
Steady State Adj. Recurring Core Office FFO for SOPT FFOx	**505**	

LAZARD 48

Source: Peak 5-year business plan, Peak filings.